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     | CONFIDENTIAL: ANNEXES B, C AND D AND SCHEDULES 1, 2, 3 AND 4   |
     |     OF THIS LEASE AGREEMENT ARE SUBJECT TO RESTRICTIONS ON     |
     |          DISSEMINATION SET FORTH IN SECTION 8 OF THE           |
     |          PARTICIPATION AGREEMENT (AS DEFINED HEREIN)           |
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  ========================================================================

                              LEASE AGREEMENT ____

                           Dated as of April 21, 1998

                                     Between

                              FIRST SECURITY BANK,
                              NATIONAL ASSOCIATION,
                         Not in its Individual Capacity,
                      except as expressly provided herein,
                          but solely as Owner Trustee,

                                     Lessor

                                       and

                           CONTINENTAL AIRLINES, INC.,

                                     Lessee
  ------------------------------------------------------------------------

           One [McDonnell Douglas Model DC-9-82][Boeing Model 737-3T0]
                                Aircraft Bearing
                     United States Registration No. N _____
                   and Bearing Manufacturer's Serial No. _____
                      with two ____ Model ________ Engines
           Bearing Engine Manufacturer's Serial Nos. ______ and ______

  ========================================================================

     The right, title and interest of Lessor in and to, among other things, this Lease Agreement has been assigned to and is subject to a security interest in favor of Wilmington Trust Company, a Delaware banking corporation, as Mortgagee, under the Trust Indenture and Mortgage ____, dated as of April 21, 1998 for the benefit of the holders of the Equipment Notes referred to in such Trust Indenture, all to the extent provided in such Trust Indenture. This Lease Agreement has been executed in multiple counterparts; to the extent, if any, that this Lease Agreement constitutes chattel paper (as defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in Lessor's right, title and interest in and to this Lease Agreement may be perfected through the delivery or possession of any counterpart of this Lease Agreement other than the counterpart of this Lease Agreement that contains the original receipt executed by Wilmington Trust Company, as Mortgagee.

                                    CONTENTS



SECTION 1.     DEFINITIONS AND CONSTRUCTION.................................   1

SECTION 2.     DELIVERY AND ACCEPTANCE......................................   1

     2.1       Delivery and Lease of Aircraft...............................   1
     2.2       Acceptance by Lessee.........................................   2

SECTION 3.     TERM AND RENT................................................   2

     3.1       Term.........................................................   2
     3.2       Rent.........................................................   2
     3.3       Payments.....................................................   5

SECTION 4.     DISCLAIMER; CERTAIN AGREEMENTS OF LESSOR;
               SECTION 1110 MATTERS. .......................................   6

     4.1       Disclaimer...................................................   6
     4.2       Certain Agreements of Lessor.................................   6
     4.3       Quiet Enjoyment..............................................   7
     4.4       Investment of Funds Held as Security.........................   7
     4.5       Title Transfers by Lessor....................................   8
     4.6       Lessor's Interest in Certain Engines.........................   8
     4.7       Lease For U.S. Federal Income Tax Law
               Purposes; Section 1110 of Bankruptcy Code....................   9

SECTION 5.     RETURN OF AIRCRAFT...........................................   9

     5.1       Compliance with Annex B......................................   9
     5.2       Storage and Related Matters..................................   9
     5.3       Return of Other Engines......................................  10
     5.4       Failure to Return............................................  10

SECTION 6.     LIENS........................................................  10


SECTION 7.     REGISTRATION, OPERATION, POSSESSION,
               SUBLEASING AND RECORDS.. ....................................  11

     7.1       Registration and Operation...................................  11
     7.2       Possession...................................................  13
     7.3       Certain Limitations on Subleasing or Other
               Relinquishment of Possession.................................  18

SECTION 8.     MAINTENANCE; REPLACEMENT AND POOLING OF
               PARTS; ALTERATIONS, MODIFICATIONS AND
               ADDITIONS; OTHER LESSEE COVENANTS............................  19

     8.1       Maintenance; Replacement and Pooling of
               Parts; Alterations, Modifications and
               Additions....................................................  19
     8.2       Information, Certificates, Notices and
               Reports......................................................  19
     8.3       Aircraft Documents...........................................  21

SECTION 9.     VOLUNTARY TERMINATION UPON OBSOLESCENCE......................  21

     9.1       Right of Termination.........................................  21
     9.2       Election by Lessor to Sell...................................  22
     9.3       Retention of Aircraft by Lessor..............................  24

SECTION 10.    LOSS, DESTRUCTION, REQUISITION, ETC..........................  26

     10.1      Event of Loss With Respect to Aircraft.......................  26
     10.2      Event of Loss With Respect to an Engine......................  29
     10.3      Conditions to any Replacement................................  29
     10.4      Conveyance to Lessee.........................................  31
     10.5      Application of Payments......................................  32
     10.6      Requisition of Aircraft for Use..............................  32
     10.7      Requisition of an Engine for Use.............................  33
     10.8      Application of Payments......................................  33
     10.9      Application of Payments During Existence of
               a Lease Event of Default.....................................  34

SECTION 11.    INSURANCE....................................................  34

     11.1      Lessee's Obligation to Insure................................  34
     11.2      Insurance for Own Account....................................  34
     11.3      Indemnification by Government in Lieu of
               Insurance....................................................  35
     11.4      Application of Insurance Proceeds............................  35
     11.5      Application of Payments During Existence of
               Default......................................................  35

SECTION 12.    INSPECTION...................................................  36


SECTION 13.    ASSIGNMENT; MERGER; SUCCESSOR OWNER TRUSTEE..................  37

     13.1      In General...................................................  37
     13.2      Merger of Lessee.............................................  37
     13.3      Assignment Security for Lessor's Obligations.................  38
     13.4      Successor Owner Trustee......................................  38

SECTION 14.    LEASE EVENTS OF DEFAULT......................................  39

     14.1      Payments.....................................................  39

     14.2      Insurance....................................................  39
     14.3      Other Covenants..............................................  39
     14.4      Representations and Warranties...............................  40
     14.5      Bankruptcy and Insolvency....................................  40

SECTION 15.    REMEDIES AND WAIVERS.........................................  41

     15.1      Remedies.....................................................  41
     15.2      Limitations Under CRAF.......................................  44
     15.3      Right to Perform for Lessee..................................  45
     15.4      Determination of Fair Market Rental Value
               and Fair Market Sales Value..................................  45
     15.5      Remedies Cumulative..........................................  46

SECTION 16.    LESSEE'S OBLIGATIONS; NO SETOFF, COUNTERCLAIM, ETC...........  46


SECTION 17.    RENEWAL OPTIONS..............................................  47

     17.1      Notices Generally............................................  47
     17.2      Renewal Options..............................................  47
     17.3      [Intentionally omitted.].....................................  49
     17.4      Appraisals...................................................  49

SECTION 18.    MISCELLANEOUS................................................  50

     18.1      Amendments...................................................  50
     18.2      Severability.................................................  50
     18.3      Third-Party Beneficiary......................................  50
     18.4      Reproduction of Documents....................................  51
     18.5      Counterparts.................................................  51
     18.6      Notices......................................................  51
     18.7      GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.............  52
     18.8      Application of Article 2A of the UCC.........................  53
     18.9      Entire Agreement.............................................  53
     18.10     No Waiver....................................................  53



    ANNEXES, EXHIBITS AND SCHEDULES
    -------------------------------

    ANNEX A      Definitions
    ANNEX B      Return Conditions
    ANNEX C      Maintenance
    ANNEX D      Insurance

    EXHIBIT A    Form of Lease Supplement
    EXHIBIT B    Form of Return Acceptance Supplement

    SCHEDULE 1   Certain Terms
    SCHEDULE 2   Basic Rent

    SCHEDULE 3   Stipulated Loss Value Schedule
    SCHEDULE 4   Termination Value Schedule
    SCHEDULE 5   Permitted Countries and Domiciles for Permitted Sublessees
    SCHEDULE 6   Placards

                              LEASE AGREEMENT ____


     LEASE AGREEMENT ____, dated as of April 21, 1998 (this "Agreement" or "Lease"), between (a) FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee (this and all other capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in Section 1 below) ("Lessor" or "Owner Trustee"), and (b) CONTINENTAL AIRLINES, INC., a Delaware corporation ("Lessee").

                                    RECITALS

     A. Lessor and Lessee are parties to the Participation Agreement, pursuant to which, among other things, Lessor and Lessee have agreed to enter into this Agreement.

     B. Pursuant to the Trust Agreement, Owner Participant has authorized Lessor to enter into this Agreement.

     NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     DEFINITIONS AND CONSTRUCTION

     Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A.

SECTION 2.     DELIVERY AND ACCEPTANCE

     2.1       DELIVERY AND LEASE OF AIRCRAFT

     Lessor hereby agrees (subject to the satisfaction or waiver of the conditions set forth in Section 5 of the Participation Agreement) to lease to Lessee for the Term and Lessee hereby agrees (subject to the satisfaction or waiver of the conditions set forth in Section 5 of the Participation Agreement) to lease from Lessor for the Term, the Aircraft and the Aircraft Documents, commencing immediately upon acquisition of the Aircraft and the Aircraft Documents by Lessor pursuant to the Participation Agreement.

     2.2       ACCEPTANCE BY LESSEE

     By executing and delivering Lease Supplement No. 1, Lessee confirms to Lessor that Lessee has duly and irrevocably accepted delivery of the Aircraft and Aircraft Documents for all purposes of this Agreement.

SECTION 3.     TERM AND RENT

     3.1       TERM

     The Aircraft shall be leased hereunder for the Term, unless this Agreement or the leasing of the Aircraft is earlier terminated in accordance with any provision of this Agreement. Lessee shall have the option to renew the leasing of the Aircraft hereunder pursuant to, and subject to the terms and conditions of, Section 17, for the Renewal Lease Term.

     3.2       RENT

               3.2.1 BASIC RENT; ADJUSTMENTS TO BASIC RENT AND CERTAIN OTHER AMOUNTS

     (a) During the Base Lease Term, Lessee shall pay to Lessor, on each Payment Date occurring therein, Basic Rent in the amount equal to the percentage of Lessor's Cost specified in Schedule 2 for such Payment Date, which shall be allocated to the Payment Period ending on such Payment Date, if designated as a payment in arrears, or allocated to the Payment Period commencing on such Payment Date, if designated as a payment in advance, in each case as specified in Schedule 2, as such amount may be adjusted pursuant to Section 3.2.1(b).

     (b) Basic Rent, Stipulated Loss Values and Termination Values, shall be subject to adjustment as follows:

          (i) In the event of a refinancing as contemplated by Section 11 of the Participation Agreement, then the Basic Rent percentages set forth in
     Schedule 2, Stipulated Loss Value percentages set forth in Schedule 3 and the Termination Value percentages set forth in Schedule 4 shall be recalculated (upwards and downwards) by the Owner Participant as contemplated by such Section to (1) maintain the Owner Participant's Net Economic Return and (2) to the extent possible consistent with clause (1) hereof, minimize the Net Present Value of Rents to Lessee.

          (ii) In the event that Lessee is required to indemnify the Owner Participant under the Tax Indemnity Agreement, then the Stipulated Loss Value percentages set forth in Schedule 3 and the Termination Value percentages set forth in Schedule 4 shall be recalculated (upwards or downwards) by Owner Participant, using the same methods and assumptions (except to the extent such assumptions shall be varied to take into account the Tax Loss or Foreign Tax Credit Loss (as each such term is defined in the Tax Indemnity Agreement) that is the subject of such indemnification and any prior or contemporaneous Tax Loss or Foreign Tax Credit Loss) used to calculate the Basic Rent percentages, the Stipulated Loss Value percentages and the Termination Value percentages on the Closing Date, in order to (1) maintain the Owner Participant's Net Economic Return and (2) to the extent possible consistent with clause (1) hereof, minimize the Net Present Value of Rents to Lessee.

     (c) All adjustments pursuant to Section 3.2.1(b) shall be made as promptly as practicable after either Owner Participant or Lessee gives notice to the other that an event has occurred that requires an adjustment. Owner Participant and Lessee shall give prompt notice to the other of any event requiring an adjustment. Any recalculation of the percentages of Basic Rent, Stipulated Loss Value and Termination Value shall be prepared by Owner Participant, subject to consultation with the Lessee at the request of Lessee in accordance with this
Section 3.2.1(c) and Section 3.2.1(d), on the basis of the same methodology and assumptions used by Owner Participant in determining the percentages of Basic Rent, Stipulated Loss Value and Termination Value as of the Closing Date, except as such assumptions have been modified to reflect the events giving rise to adjustments hereunder. Promptly after an adjustment is made hereunder, Owner Participant shall deliver to Lessee a description of such adjustment, setting forth in reasonable detail the calculation thereof. All adjustments shall (i) be made so as to avoid characterization of the Lease as a "disqualified leaseback or long-term agreement" within the meaning of Section 467 of the Code unless such adjustments are made in a manner that holds the Owner Participant harmless from the effect of such characterization and (ii) be in compliance with the requirements of Sections 4.02(5), 4.07(1) and, on a prospective basis, 4.08(1) of Revenue Procedure 75-28, except to the extent that on the Closing Date the Lease constituted a "disqualified leaseback or long-term agreement" or was not in compliance with the regulations referred to in clause (ii). All adjustments required pursuant to Section 3.2.1(b) shall be set forth in a Lease Supplement or in an amendment to this Lease, and, promptly after execution thereof by Lessor and Lessee, Lessee shall give a copy thereof to Mortgagee. Lessee shall pay all out-of-pocket costs and expenses (including reasonable legal fees and expenses) of the Owner Participant in connection with any adjustment pursuant to this Section.

     (d) If Lessee believes that any calculations by Owner Participant pursuant to Section 3.2.1(c) are in error, and if, after consultation, Lessee and Owner Participant are unable to agree on an adjustment, then a nationally recognized firm of accountants selected by Lessee and reasonably satisfactory to Owner Participant shall verify such calculations. Owner Participant will make available to such firm, but not, in any circumstances, to Lessee or any representative of Lessee, the methodology and assumptions referred to in Section 3.2.1(c) and any modifications thereto made to reflect the events giving rise to adjustments hereunder (subject to the execution by such firm of a confidentiality agreement, reasonably acceptable to Owner Participant, prohibiting disclosure of such methodology and assumptions to any third party). The determination by such firm of accountants shall be final. Lessee will pay the reasonable costs and expenses of such further verification by such accountants, provided that if it results in a decrease in Basic Rent which decreases the remaining Net Present Value of Rents by ten or more basis points from the remaining Net Present Value of Rents as recalculated by the Owner Participant, then the Owner Participant will pay such costs and expenses.

     (e) Notwithstanding anything to the contrary in any Operative Agreement, the amount of the payment of Basic Rent due and payable on each Payment Date shall be at least sufficient to pay in full, as of such Payment Date (assuming timely payment of the Equipment Notes prior to such Date), the aggregate principal amount of scheduled installments due on the Equipment Notes outstanding on such Payment Date, together with the accrued and unpaid interest thereon, due on such Payment Date in respect of the Equipment Notes; provided, however, that no installment of Basic Rent shall be increased to the extent such increase would be based upon (i) any attachment or diversion of Basic Rent on account of Lessor Liens, (ii) any modification of the payment terms of the Equipment Notes, other than as required or permitted by any Operative Agreement (including, without limitation, as permitted upon the occurrence of a Lease Event of Default) or (iii) the acceleration of any Equipment Note or Equipment Notes due solely to the occurrence of an Indenture Event of Default that does not constitute a Lease Event of Default.

               3.2.2     SUPPLEMENTAL RENT

     Lessee shall, in the manner and in the funds specified in Section 3.3, pay to Lessor, or to whosoever shall be entitled thereto, any and all Supplemental Rent when and as the same shall become due and owing. Lessee will also pay to Lessor, or to whosoever shall be entitled thereto as Supplemental Rent, to the extent permitted by applicable Law, interest at the Payment Due Rate on any part of any amount of Rent (including, without limitation, Supplemental Rent) not paid by 12:30 p.m., New York time, on the date when due (so long as, in the case of any person not a party to the Participation Agreement, Lessee had received timely notice of the account to which such payment was required to be made), for the period from and including the date on which the same was due to, but excluding, the date of payment in full.

     3.3       PAYMENTS

     (a) Payments of Rent by Lessee shall be paid by wire transfer of immediately available Dollars, not later than 12:30 p.m., New York time, on the date when due, to the account of Lessor specified in Schedule 1 to the Participation Agreement or to such other account in the United States as directed by Lessor to Lessee in writing at least 10 Business Days prior to the date such payment of Rent is due or, in the case of any payment of Supplemental Rent expressly payable to a person other than Lessor, to the person that shall be entitled thereto to such account in the United States as such person may specify from time to time to Lessee at least 10 Business Days prior to the date such payment of Rent is due.

     (b) Except as otherwise expressly provided herein, whenever any payment of Rent shall be due on a day that is not a Business Day, such payment shall be made on the next day that is a Business Day, and, if such payment is made on such next Business Day, no interest shall accrue on the amount of such payment during such extension.

     (c) So long as Lessee has not received written notice from the Mortgagee that the Lien of the Trust Indenture has been discharged, and notwithstanding
Section 3.3(a), Lessor hereby directs, and Lessee agrees, that all payments of Rent and all other amounts payable by Lessee hereunder, other than Excluded Payments, shall be paid directly to Mortgagee on behalf of Lessor by wire transfer of immediately available Dollars to the account of Mortgagee specified in Schedule 1 to the Participation Agreement, or to such other account in the United States as Mortgagee may specify by written notice to Lessor and Lessee at least 10 Business Days prior to the date such payment of Rent is due.

     (d) Excluded Payments to any person shall be paid by wire transfer of immediately available Dollars to the account of such person specified in the Participation Agreement or, if not so specified, to such account in the United States as may be specified by such person by written notice to Lessor and Lessee from time to time at least 10 Business Days prior to the date such payment is required to be made.

           (e) All computations of interest under this Agreement shall be made on the basis of a year of 360 days comprised of twelve 30-day months.

SECTION 4.     DISCLAIMER; CERTAIN AGREEMENTS OF LESSOR; SECTION 1110 MATTERS

     4.1       DISCLAIMER

     LESSOR LEASES AND LESSEE TAKES THE AIRCRAFT "AS-IS, WHERE-IS." LESSEE ACKNOWLEDGES AND AGREES THAT AS BETWEEN LESSEE AND EACH OF LESSOR, MORTGAGEE AND ANY PARTICIPANT (i) LESSEE HAS SELECTED THE AIRCRAFT AND MANUFACTURER THEREOF AND (ii) NONE OF LESSOR, MORTGAGEE AND ANY PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO:

     (v) THE AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE OF THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF;

     (w) THE QUALITY OF THE MATERIAL OR WORKMANSHIP WITH RESPECT TO THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF;

     (x) THE ABSENCE OF LATENT OR ANY OTHER DEFECT IN THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF, WHETHER OR NOT DISCOVERABLE;

     (y) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT OR THE LIKE; OR

     (z) THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF.

LESSEE FURTHER WAIVES, DISCLAIMS, RELEASES AND RENOUNCES ANY LIABILITY, RIGHT, CLAIM, REMEDY OR OBLIGATION WHETHER OR NOT ARISING FROM THE NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED) OF LESSOR, MORTGAGEE OR ANY PARTICIPANT, ARISING OUT OF OR ATTRIBUTABLE TO THE USE, OPERATION OR PERFORMANCE OF THE AIRFRAME, ANY ENGINE OR ANY PART.

     4.2       CERTAIN AGREEMENTS OF LESSOR

     Unless a Lease Event of Default shall have occurred and be continuing, Lessor agrees to make available to Lessee such rights as Lessor may have under any warranty with respect to the Aircraft made, or made available, by Airframe Manufacturer or Engine Manufacturer or any of their respective subcontractors or suppliers, as the case may be, to the extent that the same may be assigned or otherwise made available to Lessee, and Lessor agrees to exert its diligent efforts to enforce such rights as Lessor may have with respect thereto for the benefit of Lessee. Lessee shall pay Lessor's reasonable out-of-pocket costs and expenses in connection with making available to Lessee the rights of Lessor under the warranties referred to in the preceding sentence.

     4.3       QUIET ENJOYMENT

     So long as no Lease Event of Default shall have occurred and be continuing, Lessor shall not interfere with Lessee's rights hereunder to continued possession, use and operation of, and quiet enjoyment of, the Aircraft during the Term.

     4.4       INVESTMENT OF FUNDS HELD AS SECURITY

               4.4.1     INVESTMENT

     Any moneys required to be paid to or retained by Lessor that are required to be paid to Lessee or applied as provided herein shall, until paid to Lessee as provided herein or applied as provided herein, be invested by Lessor from time to time as directed in writing by Lessee (or, if Lessee fails to so direct, by or as directed by Lessor in its sole discretion) and at the expense and risk of Lessee in Cash Equivalents so long as such Cash Equivalents specified by Lessee or Lessor, as the case may be, can be acquired by Lessor; provided, that so long as the Lien of the Trust Indenture shall not have been discharged, such moneys shall be invested and held by Mortgagee, as assignee of Lessor, in accordance with this Lease and upon discharge of such Lien, Mortgagee shall pay any such money held by it to Lessor to be held and invested in accordance with this Section.

               4.4.2     PAYMENT OF GAIN OR LOSS

     Any net gain (including interest received) realized as the result of investments pursuant to Section 4.4.1 (net of any fees, commissions and other reasonable expenses, if any, incurred in connection with such investment) shall be held and applied in the same manner as the principal amount is to be held and applied hereunder. Lessee will promptly pay to Lessor, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other reasonable expenses, if any, incurred in connection with such investment), such amount so paid to be held and applied by Lessor as contemplated in Section 4.4.1 above.

               4.4.3     LIMITATION OF LIABILITY

     All investments under this Section 4.4 shall be at the expense and risk of Lessee, and Lessor and Mortgagee shall not be liable for any loss resulting from any investment made under this Section 4.4 other than by reason of its willful misconduct or gross negligence. Any such investment may be sold (without regard to its maturity) by Lessor without instructions whenever such sale is necessary to make a distribution required by this Lease.

     4.5       TITLE TRANSFERS BY LESSOR

     If Lessor shall be required to transfer title to the Aircraft, Airframe or any Engine to Lessee or any other person pursuant to this Lease, then (a) Lessor shall (1) transfer to Lessee or such other person, as the case may be, all of Lessor's right, title and interest in and to the Aircraft, Airframe or such Engine, as the case may be, free and clear of all Lessor Liens attributable to the Lessor or Owner Participant, (2) so long as the Lien of the Trust Indenture has not been discharged, comply with the Trust Indenture relating to the release of the Aircraft, Airframe or such Engine, (3) assign to Lessee or such other person, as the case may be, if and to the extent possible, all warranties of Airframe Manufacturer and Engine Manufacturer with respect to the Aircraft, Airframe or such Engine, and (4) assign to Lessee or such other person, as the case may be, if and to the extent permitted, all claims, if any, for damage to the Aircraft, Airframe or such Engine, in each case free of Lessor Liens attributable to the Lessor or Owner Participant, and without recourse or warranty of any kind whatsoever (except as to the transfer described in clause
(1) above and as to the absence of such Lessor Liens, as aforesaid), and (b) Lessor shall promptly deliver to Lessee or such other person, as the case may be, a bill of sale and agreements of assignment, evidencing such transfer and assignment, and such other instruments of transfer, all in form and substance reasonably satisfactory to Lessee (or such other person, as the case may be), as Lessee (or such other person, as the case may be) may reasonably request.

     4.6       LESSOR'S INTEREST IN CERTAIN ENGINES

     Lessor hereby agrees for the benefit of each lessor, conditional seller, indenture trustee or secured party of any engine leased to, or purchased by, Lessee or any Permitted Sublessee subject to a lease, conditional sale, trust indenture or other security agreement that Lessor, its successors and assigns will not acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such indenture trustee or secured party.

     4.7       LEASE  FOR U.S.  FEDERAL  INCOME  TAX LAW  PURPOSES;
               SECTION  1110 OF BANKRUPTCY CODE

     (a) Lessee and Lessor agree that this Lease is, and shall be treated as, a lease for U.S. federal income tax purposes of the Aircraft, Airframe, Engines and Parts.

     (b) It is the intention of each of Lessee and Lessor that Lessor (and Mortgagee as assignee of Lessor under the Trust Indenture) shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts as provided in this Lease.

SECTION 5.     RETURN OF AIRCRAFT

     5.1       COMPLIANCE WITH ANNEX B

     Lessee shall comply with each of the provisions of Annex B hereto, which provisions are hereby incorporated by this reference as if set forth in full herein.

     5.2       STORAGE AND RELATED MATTERS

     If Lessor gives written notice to Lessee not less than 60 days nor more than 180 days prior to the end of the Term requesting storage of the Aircraft upon its return hereunder, Lessee will provide Lessor, or cause Lessor to be provided, with outdoor parking facilities for the Aircraft for a period up to 30 days, commencing on the date of such return, at such storage facility in the 48 contiguous states of the United States as Lessee may select. Lessee shall, at Lessor's written request, maintain insurance (if available) for the Aircraft during such storage period, PROVIDED that Lessor shall reimburse Lessee for Lessee's out-of-pocket cost of providing such insurance. Such storage shall be at Lessor's risk, and Lessor shall pay all applicable storage fees, except that Lessee shall pay the parking fees for the initial 30 day storage period; PROVIDED that Lessee's obligation to provide parking shall be subject to Lessee and Lessor entering into an agreement prior to the commencement of the storage period with the storage facility providing, among other things, that Lessee shall pay only the parking fees for the initial storage period of up to 30 days and that Lessor shall bear all maintenance charges and other costs incurred relating to such storage.

     5.3       RETURN OF OTHER ENGINES

     In the event that any Engine owned by Lessor shall not be installed on the Airframe at the time of return hereunder, Lessee shall be required to return the Airframe hereunder with a Replacement Engine meeting the requirements of, and in accordance with, Section 10 hereof and Annex B hereto. Thereupon, Lessor will transfer to Lessee the Engine constituting part of such Aircraft but not installed on such Airframe at the time of the return of the Airframe.

     5.4       FAILURE TO RETURN

     If Lessee shall, for any reason whatsoever, fail to return the Aircraft and the Aircraft Documents at the time specified herein (including without limitation as a result of an Event of Loss, or any event which with the passage of time may result in an Event of Loss), all obligations of Lessee under this Lease shall continue in effect with respect to the Aircraft until the Aircraft is returned to Lessor and Lessee shall pay to Lessor an amount equal to the average daily Basic Rent payable by Lessee during the Term for each day after the end of the Term to but excluding the day of such return; PROVIDED, HOWEVER, that this Section 5.4 shall not be construed as permitting Lessee to fail to meet its obligation to return the Aircraft or the Aircraft Documents in accordance with the requirements hereof or constitute, or be deemed to constitute, a waiver of any Lease Event of Default resulting from Lessee's failure to return the Aircraft or the Aircraft Documents or otherwise; and PROVIDED, FURTHER, that Lessee shall not be responsible for Lessor's failure to accept return of the Aircraft and Aircraft Documents in accordance with this
Section 5 in a timely manner or for any rent with respect to periods after Lessee has tendered the Aircraft and Aircraft Documents for return in accordance with this Lease. Any rent owed to Lessor pursuant to this Section 5.4 shall be payable upon acceptance of the Aircraft by Lessor or on the last day of each calendar week following the last day of the Term if the Aircraft has not been accepted earlier.

SECTION 6.     LIENS

     Lessee shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, the Airframe, any Engine or any Part, title to any of the foregoing or any interest of Lessee therein, or the Lessee's rights in and to this Lease or any Permitted Sublease, except (a) the respective rights of Lessor, Mortgagee, the Participants or Lessee under the Operative Agreements, or of any Permitted Sublessee under any Permitted
Sublease; (b) Lessor Liens; (c) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Sections 7.2 and

7.3 or Section C of Annex C; (d) Liens for Taxes of Lessee (and its U.S. federal tax law consolidated group), or Liens for Taxes of any Tax Indemnitee (and its U.S. federal tax law consolidated group) for which Lessee is obligated to indemnify such Tax Indemnitee under any of the Lessee Operative Agreements, in any such case either not yet due or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, any Engine or the interest of any Participant therein or impair the lien of the Trust Indenture; (e) materialmen's, mechanics', workers', repairers', employees' or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, so long as such Liens and any such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, any Engine or the interest of any Participant therein or impair the lien of the Trust Indenture; (f) Liens arising out of any judgment or award against Lessee (or against any Permitted Sublessee), so long as such judgment shall, within 60 days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, and so long as during any such 60-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, any Engine or the interest of any Participant therein or impair the lien of the Trust Indenture, or involve a discernible risk of criminal liability or a material risk of material civil liability against Lessor or Owner Participant and (g) any other Lien with respect to which Lessee (or any Permitted Sublessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of Lessor. Lessee shall promptly take (or cause to be taken) such action as may be necessary duly to discharge (by bonding or otherwise) any Lien not excepted above if the same shall at any time arise in respect of the Aircraft, the Airframe, any Engine or any Part during the Term.

SECTION 7.     REGISTRATION, OPERATION, POSSESSION, SUBLEASING AND RECORDS

     7.1       REGISTRATION AND OPERATION

               7.1.1     REGISTRATION AND RECORDATION

     Subject to the compliance by Lessor and Owner Participant with their respective obligations under Section 13 of the Participation Agreement, Lessee shall cause the Aircraft to be, and at all times during the Term to remain, duly registered with the FAA under the Act or with such other country of registry as shall be permitted under Section 7.1.2 below, in the name of Lessor as owner and lessor (except to the extent that such registration under the Act cannot be effected with the FAA because of Lessor's or Owner Participant's failure to comply with the citizenship requirements for registration of the Aircraft under the Act). Lessor shall execute and deliver all such documents as Lessee (or any Permitted Sublessee) may reasonably request for the purpose of effecting and continuing such registration. Unless Mortgagee has given Lessee notice that the Trust Indenture has been discharged, Lessee shall also cause the Trust Indenture to be duly recorded and at all times maintained of record as a first-priority perfected mortgage (subject to Permitted Liens) on the Aircraft, the Airframe and each of the Engines (except to the extent such perfection or priority cannot be maintained solely as a result of the failure by Lessor or Mortgagee to execute and deliver any necessary documents).

               7.1.2     REREGISTRATION

     So long as no Lease Event of Default or Special Default shall have occurred and be continuing, Lessee may, by written notice to Lessor, request to change the country of registration of the Aircraft. Any such change in registration shall be effected only in compliance with, and subject to all of the conditions set forth in, Section 7.6.11 of the Participation Agreement.

               7.1.3     MARKINGS

     If not prohibited by applicable Law, on or reasonably promptly after the Closing Date (but, in any event, within 90 days thereafter), Lessee will remove any placards or markings (other than the placards referred to below) stating any other person's ownership or security interest in the Aircraft and will cause to be affixed to, and maintained in, the cockpit of the Airframe and on each Engine, in each case, in a clearly visible location (it being understood that the location of such placards, as identified to the Owner Participant prior to the Closing Date, shall be deemed to be in compliance with this requirement), a placard of a reasonable size and shape bearing the legend, in English, set forth in Schedule 6. Such placards may be removed temporarily, if necessary, in the course of maintenance of the Airframe or Engines. If any such placard is damaged or becomes illegible, Lessee shall promptly replace it with a placard complying with the requirements of this Section 7.1.3.

               7.1.4     COMPLIANCE WITH LAWS

     Lessee shall not, and shall not allow any other person to, operate, use, maintain, service, repair or overhaul the Aircraft (a) in violation of any Law binding on or applicable to the Aircraft, the Airframe or any Engine, or (b) in violation of any airworthiness certificate, license or registration of any Government Entity relating to the Aircraft, Lessee (or any Permitted Sublessee), the Airframe or any Engine, except (1) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by Lessee or a Permitted Sublessee, as the case may be, upon discovery thereof, and (2) to the extent Lessee or any Permitted Sublessee is contesting the validity or application of any such Law or requirement relating to any such certificate, license or registration in good faith in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, any Engine or the interest of any Participant therein, any discernible risk of criminal liability or material risk of material civil penalty against Lessor, Mortgagee or any Participant or impair the Lien of the Trust Indenture.

               7.1.5     OPERATION

     Lessee agrees not to operate, use or locate the Aircraft, the Airframe or any Engine, or allow the Aircraft, the Airframe or any Engine to be operated, used or located (a) in any area excluded from coverage by any insurance required by the terms of Section 11, except in the case of a requisition by the U.S. Government where Lessee obtains an indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, covering such area, in accordance with Section 11.3 or (b) in any recognized area of hostilities unless fully covered in accordance with Annex D by war-risk insurance as required by the terms of Section 11 (including, without limitation, Section 11.3), unless in any case referred to in this Section 7.1.5 the Aircraft is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstances, so long as Lessee diligently and in good faith proceeds to remove the Aircraft from such area.

     7.2       POSSESSION

     Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; PROVIDED, HOWEVER, subject to the provisions of Section 7.3, that if and for so long as no Lease

Event of Default shall have occurred and be continuing, then Lessee may, without such prior written consent:

               7.2.1     INTERCHANGE AND POOLING

     Subject or permit any Permitted Sublessee to subject the Airframe to normal interchange agreements or any Engine to normal interchange agreements or pooling agreements or arrangements, in each case customary in the commercial airline industry and entered into by Lessee or such Permitted Sublessee, as the case may be, in the ordinary course of business; PROVIDED, HOWEVER, that if Lessor's title to any such Engine is divested under any such agreement or arrangement, then such Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, with the effect that Lessee shall be required to replace such Engine with a Replacement Engine meeting the requirements of, and in accordance with, Section 10.

               7.2.2     TESTING AND SERVICE

     Deliver or permit any Permitted Sublessee to deliver possession of the Aircraft, Airframe, any Engine or any Part (i) to the manufacturer thereof or to any third-party maintenance provider, for testing, service, repair, maintenance or overhaul work on the Aircraft, Airframe, any Engine or any Part, or, to the extent required or permitted by the terms of Annex C, for alterations or modifications in or additions to the Aircraft, Airframe or any Engine or (ii) to any Person for the purpose of transport to a Person referred to in the preceding clause (i).

               7.2.3     TRANSFER TO U.S. GOVERNMENT

     Transfer or permit any Permitted Sublessee to transfer possession of the Aircraft, Airframe or any Engine to the U.S. Government pursuant to CRAF or other similar program or otherwise as required by Law for a period that does not extend beyond the end of the Term, in which event Lessee shall promptly notify Lessor and Mortgagee in writing of any such transfer of possession and, in the case of any transfer pursuant to CRAF, in such notification shall identify by name, address and telephone numbers the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF.

               7.2.4     INSTALLATION OF ENGINES ON OWNED AIRCRAFT

     Install or permit any Permitted Sublessee to install an Engine on an airframe owned by Lessee or such Permitted Sublessee, as the case may be, free and clear of all Liens, except (a) Permitted Liens and those that do not apply to the Engines and (b) the rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under
Section 7.2.1.

               7.2.5     INSTALLATION OF ENGINES ON OTHER AIRFRAMES

     Install or permit any Permitted Sublessee to install an Engine on an airframe leased to Lessee or such Permitted Sublessee, or purchased by Lessee or such Permitted Sublessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (a) such airframe is free and clear of all Liens, except (i) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (ii) Liens of the type permitted by clauses (a) and (b) of Section 7.2.4 and (b) Lessee or Permitted Sublessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Lease or is owned by Lessor.

               7.2.6     INSTALLATIONS OF ENGINES ON FINANCED AIRCRAFT

     Install or permit any Permitted Sublessee to install an Engine on an airframe owned by Lessee or such Permitted Sublessee, leased to Lessee or such Permitted Sublessee, or purchased by Lessee or such Permitted Sublessee subject to a conditional sale or other security agreement under circumstances where neither Section 7.2.4 or 7.2.5 is applicable; PROVIDED, HOWEVER, that any such installation shall be deemed an Event of Loss with respect to such Engine, and Lessee shall comply with Section 10.2 hereof in respect thereof.

               7.2.7     SUBLEASING

     With respect to the Aircraft, Airframe or any Engine, so long as no Lease Event of Default or Special Default shall have occurred and be continuing, enter into a sublease with any Permitted Air Carrier, but only if:

     (a) Lessee shall provide written notice to Lessor and Mortgagee (such notice in the event of a sublease to a U.S. Air Carrier to be given promptly after entering into any such sublease or, in the case of a sublease to any other Permitted Air Carrier, 15 days in advance of entering into such sublease);

     (b) At the time that Lessee enters into such sublease, such Permitted Air Carrier shall not be subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding, and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person;

     (c) Any such sublease (i) shall not extend beyond the expiration of the Base Lease Term or any Renewal Lease Term then in effect unless Lessee shall have irrevocably committed to purchase the Aircraft, (ii) shall include provisions for the maintenance, operation, possession, inspection and insurance of the Aircraft that are the same in all material respects as the applicable provisions of this Lease, (iii) shall be expressly subject and subordinate to all the terms of this Agreement and to the rights, powers and remedies of Lessor hereunder, including, without limitation, Lessor's rights under Section 15 to repossess the Aircraft, Airframe and Engines and to terminate such sublease upon the occurrence of a Lease Event of Default, (iv) shall, except in the case of a Permitted Sublease to a Manufacturer Sublessee or an Affiliate thereof, prohibit any further sub-sublease, PROVIDED that any permitted sub-sublease by any Manufacturer Sublessee or such Affiliate shall prohibit any further sub-sublease and any such sub-sublease by any Manufacturer Sublessee or such Affiliate shall only be permitted to the extent the conditions of this Section 7.2.7 are satisfied with respect thereto and (v) shall include provisions requiring the sublessee to maintain all records relating to the Aircraft that are required to be maintained under this Lease in English and in accordance with FAA rules;

     (d) In connection with a sublease or sub-sublease to a Permitted Foreign Air Carrier, (1) the United States maintains diplomatic relations with the country of domicile of such Permitted Foreign Air Carrier (or, in the case of Taiwan, diplomatic relations at least as good as those in effect on the Closing
Date) and (2) Lessee shall have furnished Lessor, Owner Participant and Mortgagee a favorable opinion of counsel, which counsel and opinion shall be reasonably satisfactory to Lessor and Owner Participant, in the country of domicile of such Permitted Foreign Air Carrier, that (i) the terms of such sublease (or sub-sublease) and this Lease are the legal, valid and binding obligations of the parties thereto enforceable under the laws of such jurisdiction, (ii) it is not necessary for Owner Participant, Lessor or Mortgagee to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or in part, of the proposed sublease, (iii) Lessor's title to, and Mortgagee's Lien in respect of, the Aircraft, Airframe and Engines will be recognized in such jurisdiction, (iv) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of title to the Aircraft, Airframe or Engines in the event of the requisition by such government of such title (unless Lessee shall provide insurance in the amounts required with respect to hull insurance under Section 11 covering the requisition of title to the Aircraft, Airframe or Engines by the government of such jurisdiction so long as the Aircraft, Airframe or Engines are subject to such sublease), (v) the agreement of such Permitted Air Carrier that its rights under the sublease (or sub-sublease) are subject and subordinate to all the terms of this Lease is enforceable against such Permitted Air Carrier under applicable law, (vi) there exist no possessory rights in favor of the sublessee (or sub-sublessee) under such sublease under the laws of such sublessee's (or such sub-sublessee's) country of domicile that would, upon bankruptcy or insolvency of or other default by Lessee, and assuming at such time such sublessee (or such sub-sublessee) is not insolvent or bankrupt, prevent the return or repossession of the Aircraft in accordance with the terms of this Lease and (vii) all filings and approvals if any, required to be made or obtained in such jurisdiction in connection with the execution of such sublease (or sub-sublease) (and the payment of rent thereunder) in order to protect the interest of Lessor and Mortgagee in the Aircraft have been made (or, if such opinion cannot be given at the time of such proposed sublease (or sub-sublease) because a change in registration (permitted by Section 7.1.2) is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Lessor and the Mortgagee shall have received a certificate from Lessee that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Lessor and the Mortgagee on or prior to the effective date of such change in registration;

     (e) Lessee shall furnish to Lessor, Mortgagee and Owner Participant evidence reasonably satisfactory to Lessor that the insurance required by
Section 11 remains in effect;

     (f) All necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the title of Lessor, and the first priority security interest (subject to Permitted Liens) of Mortgagee, in the Aircraft, Airframe and Engines;

     (g) Lessee shall reimburse Lessor, Mortgagee and Owner Participant for all of their reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by Lessor, Mortgagee and Owner Participant in connection with any such sublease (or sub-sublease); and

     (h) No such sublease (or sub-sublease) shall be made to a Permitted Foreign Air Carrier prior to the close of the Tax Attribute Period, unless Lessee prepays at such time on a lump-sum basis any liability due under the Tax Indemnity Agreement as a result of such sublease based upon the assumption that such sublease (or sub-sublease) were to continue for the remainder of the term of such sublease (or sub-sublease).

     7.3       CERTAIN LIMITATIONS ON SUBLEASING OR OTHER
               RELINQUISHMENT OF POSSESSION

     Notwithstanding anything to the contrary in Section 7.2:

     (a) The rights of any person that receives possession of the Aircraft in accordance with Section 7.2 shall be subject and subordinate to all the terms of this Lease, and to Lessor's rights, powers and remedies hereunder, including, without limitation (i) Lessor's right to repossess the Aircraft pursuant to
Section 15, (ii) Lessor's right to terminate and avoid such sublease, delivery, transfer or relinquishment of possession upon the occurrence of a Lease Event of Default and (iii) the right to require such person to forthwith deliver the Aircraft, the Airframe and Engines subject to such transfer upon the occurrence of a Lease Event of Default, and any Permitted Sublease shall expressly contain an agreement by the Permitted Sublessee that Lessor is an intended third party beneficiary with respect to the foregoing with a right to remedies against the Permitted Sublease for a breach of any of the foregoing (and, in the case of any sublease to an Affiliate of a Manufacturer Sublessee, such agreement shall be guaranteed by such Manufacturer Sublessee in a manner reasonably acceptable to Owner Participant);

     (b) Lessee shall remain primarily liable hereunder for the performance of all the terms of this Lease to the same extent as if such transfer had not occurred, and no transfer of possession of the Aircraft, the Airframe, any Engine or any Part shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or under any Operative Agreement;

     (c) Lessee shall ensure that no sublease, delivery, transfer or relinquishment permitted under Section 7.2 shall affect the United States registration of the Aircraft, unless also made in accordance with the provisions of Section 7.1.2.

     (d) Any event that constitutes or would, with the passage of time, constitute an Event of Loss under paragraph (c), (d), or (e) of the definition of such term (as set forth in Annex A) shall not be deemed to violate the provisions of Section 7.2; and

     (e) Any Wet Lease shall not constitute a delivery, transfer or relinquishment of possession for purposes of Section 7.2 and shall not be prohibited by the terms hereof, PROVIDED, HOWEVER that no Wet Lease may extend beyond the end of the Term.

SECTION 8.     MAINTENANCE; REPLACEMENT AND POOLING OF PARTS;
               ALTERATIONS, MODIFICATIONS AND ADDITIONS;
               OTHER LESSEE COVENANTS

     8.1       MAINTENANCE;   REPLACEMENT   AND   POOLING  OF  PARTS;
               ALTERATIONS, MODIFICATIONS AND ADDITIONS

     At all times during the Term, Lessee shall comply with, or cause to be complied with, each of the provisions of Annex C, which provisions are hereby incorporated by this reference as if set forth in full herein.

     8.2       INFORMATION, CERTIFICATES, NOTICES AND REPORTS

               8.2.1     FINANCIAL INFORMATION

     Lessee will furnish to Lessor:

     (a) Within 90 days after the end of each of the first three fiscal quarters in each fiscal year of Lessee, a consolidated balance sheet of Lessee as of the end of such quarter and related statements of income and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, prepared in accordance with GAAP; PROVIDED THAT so long as Lessee is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, a copy of Lessee's report on Form 10-Q for such fiscal quarter (excluding exhibits) will satisfy this paragraph (a).

     (b) Within 120 days after the end of each fiscal year of Lessee, a consolidated balance sheet of Lessee as of the end of such fiscal year and related statements of income and cash flows of Lessee for such fiscal year, in comparative form with the preceding fiscal year, prepared in accordance with GAAP, together with a report of Lessee's independent certified public accountants with respect to their audit of such financial statements; PROVIDED THAT so long as Lessee is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, a copy of Lessee's report on Form 10-K for such fiscal year (excluding exhibits) will satisfy this paragraph (b).

               8.2.2     ANNUAL CERTIFICATE

     Within 120 days after the close of each fiscal year of Lessee, Lessee shall deliver to Lessor and Mortgagee an Officer's Certificate of Lessee to the effect that such officer is familiar with or has reviewed or caused to be reviewed the relevant terms of this Lease and the other Lessee Operative Agreements and that such officer does not have knowledge of the existence as at the date of such certificate of any Lease Default or Lease Event of Default or, if any such Lease Default or Lease Event of Default existed or exists, specifying the nature and period of existence thereof and the action Lessee has taken or its taking or proposes to take with respect thereto.

               8.2.3     INFORMATION FOR FILINGS

     Lessee shall promptly furnish to Owner Participant or Lessor such information (other than with respect to the citizenship of Owner Participant and Lessor) within Lessee's or any Permitted Sublessee's possession, or reasonably available to or obtainable by Lessee or such Permitted Sublessee, as may be required to enable Lessor timely to file any reports required to be filed by it as lessor under the Lease or to enable Owner Participant to timely file any reports required to be filed by it, as the beneficiary of the Trust Estate, in either case, with any Government Entity because of, or in connection with, the interest of Owner Participant or Lessor in the Aircraft, Airframe or Engines, this Lease or any other part of the Trust Estate; provided, however, that with respect to any such information which Lessee reasonably deems commercially sensitive or confidential, Owner Participant or Lessor, as the case may be, shall afford Lessee a reasonable opportunity to seek from any such Government Entity a waiver of the obligation of Owner Participant or Lessor to file any such information, or shall consent to the filing of such information directly by Lessee in lieu of filing by Owner Participant or Lessor, and if any such waiver or consent is evidenced to the reasonable satisfaction of Owner Participant or Lessor, as the case may be, then Lessee shall not be required to furnish such information to Owner Participant or Lessor.

               8.2.4     OTHER INFORMATION

     Lessee shall provide to Lessor or Owner Participant from time to time such other information or data as Lessor or Owner Participant may reasonably request concerning the Aircraft, Airframe or Engines, or Lessee's financial condition, or otherwise relating to the transactions or matters contemplated herein and in the other Operative Agreements, in each case if and to the extent within Lessee's or any Permitted Sublessee's possession, or reasonably available to or obtainable by Lessee or such Permitted Sublessee (unless Lessee reasonably deems the same to be commercially sensitive or confidential).

     8.3       AIRCRAFT DOCUMENTS

     Lessee will maintain, or cause to be maintained, all Aircraft Documents at an office at Houston, Texas (or such other location as Lessee shall determine, and Lessee shall give Lessor prompt notice of any such new location), or Lessee will procure that an approved maintenance performer will maintain the Aircraft Documents. Upon request from time to time, Lessee will advise Lessor as to the address at which the Aircraft Documents are then maintained.

SECTION 9.     VOLUNTARY TERMINATION UPON OBSOLESCENCE

     9.1       RIGHT OF TERMINATION

     (a) So long as no Lease Event of Default has occurred and is continuing, Lessee shall have the right at its option to terminate this Lease during the Base Lease Term, effective only on a Termination Date occurring after the Authorized Termination Date, if:

          (i) Lessee makes a good faith determination that the Aircraft either has become economically obsolete or is surplus to Lessee's requirements and the Chief Financial Officer or Treasurer of Lessee so certifies in writing to Lessor; and

          (ii) written notice of Lessee's exercise of its option to terminate this Agreement shall be given to Lessor not less than 90 days prior to the proposed Termination Date specified in such notice.

     (b) Lessor shall notify Lessee and Mortgagee of Lessor's intention to sell or retain the Aircraft, as provided in this Section 9, no less than 30 days after Lessee gives Lessor written notice pursuant to Section 9.1(a)(ii). Any failure by Lessor to give such notice of its election shall be deemed to be an election to sell the Aircraft, as provided in this Section 9.

     (c) Any termination pursuant to this Section 9 shall become effective on the date of the sale, if any, pursuant to Section 9.2 or upon the date of termination and payment by Lessee and Lessor in accordance with Section 9.3 if Lessor elects to retain the Aircraft.

     9.2       ELECTION BY LESSOR TO SELL

               9.2.1     BIDS; CLOSING OF SALE

     Unless Lessor has given Lessee notice of Lessor's election to retain the Aircraft, Lessee, as non-exclusive agent for Lessor, shall, until the date ten Business Days prior to the proposed Termination Date, use commercially reasonable efforts to obtain bids for a cash purchase of the Aircraft and Lessor may, if it desires to do so, also seek to obtain such bids. In the event Lessee receives any bid, Lessee shall promptly, and in any event at least ten Business Days prior to the proposed date of sale, certify to Lessor in writing the amount and terms of such bid, the proposed date of such sale and the name and address of the person (who shall not be Lessee or any Affiliate of Lessee or any person with whom Lessee or any such Affiliate has an arrangement for the future use of the Aircraft by Lessee or any such Affiliate) submitting such bid. In the event Lessor receives any bid on or prior to the date ten Business Days prior to the proposed Termination Date, Lessor shall, at least ten Business Days prior to the proposed date of sale, certify to Lessee in writing the amount and terms of such bid, the proposed date of such sale and the name and address of the person submitting such bid.

               9.2.2     CLOSING OF SALE

     (a) On the proposed Termination Date (i) Lessee shall deliver the Airframe and Engines or engines constituting part of the Aircraft to the bidder, if any, which shall have submitted the highest cash bid (net of applicable brokerage commissions) on or before the date ten Business Days prior to such Termination Date, in the same manner as if delivery were made to Lessor pursuant to Section 5 and Annex B and in full compliance with the terms thereof, and shall duly transfer to Lessor title to any such engines not owned by Lessor, all in accordance with the terms of Section 5 and Annex B, and (ii) Lessor shall simultaneously therewith transfer the Airframe and Engines or engines to such bidder, in the manner described in Section 4.5, against cash paid to Lessor in the amount of such highest bid (net of applicable brokerage commissions and all reasonable out-of-pocket fees and expenses incurred by Lessor, Mortgagee and Owner Participant in connection with such sale and the related termination of this Lease (collectively, the "Expenses of Sale")) and in the manner and in funds of the type specified in Section 3.3.

     (b) All proceeds of any sale described in Section 9.2.2(a) (net of the Expenses of Sale) shall be paid to and retained by Lessor and, on such Termination Date, and as a condition precedent to such sale and the delivery of the Aircraft and Engines or engines to such bidder, Lessee shall pay to Lessor, in the manner and in funds of the type specified in Section 3.3:

          (i) all unpaid Basic Rent due at any time prior to such Termination Date and all Basic Rent due on such Termination Date if payable in arrears with respect to the Payment Period then ended; plus

          (ii) an amount equal to the excess, if any, of the Termination Value for the Aircraft, computed as of such Termination Date, over the proceeds of such sale (net of the Expenses of Sale); plus

          (iii) as provided in Section 3.2.2, interest on the amounts specified in the foregoing clause (i) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount in full.

     As a further condition precedent to such sale and delivery, Lessee shall pay all Supplemental Rent due by Lessee to Lessor, Mortgagee or the Participants under this Lease (including, without limitation, (A) Supplemental Rent in respect of Make-Whole Amount, if any, payable pursuant to Section 2.10(b) of the Trust Indenture in connection with a prepayment of the Equipment Notes upon such sale, (B) all interest charges provided for hereunder or under any other Lessee Operative Agreement with respect to the late payment of any amounts so payable, and (C) the Expenses of Sale.

     (c) Upon and subject to any such sale and receipt of proceeds by Lessor, and full and final payment of all amounts described in Section 9.2.2(b), and compliance by Lessee with all the other provisions of this Section 9.2,

          (i) Lessor will transfer to Lessee, in accordance with Section 4.5, any Engines constituting part of the Aircraft but which were not then installed on the Airframe and sold therewith; and

          (ii) the obligation of Lessee to pay Basic Rent, on (if payable in advance) or after the Payment Date with reference to which Termination Value is computed, shall cease, and the Term for the Aircraft shall end effective as of the date of such sale.

     (d) A sale of the Aircraft pursuant to this Section 9.2.2 shall take place only on a Termination Date. Subject to Section 9.3, if no sale shall have occurred on or as of the proposed Termination Date, this Agreement shall continue in full force and effect, and all of Lessee's obligations shall continue, including, without limitation, its obligation to pay Rent, in each case, as if the notice under Section 9.1 shall not have been given and, subject to Section 9.2.3(b), Lessee may give another notice pursuant to Section 9.1.

               9.2.3     WITHDRAWAL OF NOTICE OF TERMINATION

     (a) Lessee may withdraw any notice given pursuant to Section 9.1 at any time on or before the date ten Business Days prior to the proposed Termination Date, whereupon this Agreement shall continue in full force and effect and all of Lessee's obligations shall continue, including, without limitation, its obligation to pay Rent, in each case, as if the notice under Section 9.1 shall not have been given and Lessee may give another notice pursuant to Section 9.1; PROVIDED that Lessee shall not be entitled to give more than three notices pursuant to Section 9.1.

     (b) Lessee shall pay all reasonable out-of-pocket fees and expenses of Lessor, Mortgagee and Owner Participant in connection with any notice of termination withdrawn by Lessee or in connection with any notice of termination pursuant to which a sale of the Aircraft fails to occur.

     9.3       RETENTION OF AIRCRAFT BY LESSOR

     (a) If Lessor shall elect to retain the Aircraft in accordance with Section 9.1, on the proposed Termination Date:

          (i) Lessor shall pay, or cause to be paid, in the manner and in funds of the type specified in Section 3.3, to the Mortgagee an amount sufficient to prepay all outstanding Equipment Notes pursuant to Section 2.10(b) of the Trust Indenture;

          (ii) subject to receipt by Mortgagee of the funds described in paragraph (i) above, Lessee shall deliver the Airframe and Engines or engines constituting part of the Aircraft to Lessor pursuant to Section 5 and Annex B and in full compliance with the terms thereof, and shall duly transfer to Lessor title to any such engines not owned by Lessor, all in accordance with the terms of Section 5 and Annex B;

          (iii) Lessee shall pay to Lessor, in the manner and in funds of the type specified in Section 3.3:

          (1) all unpaid Basic Rent due at any time prior to such Termination Date and all Basic Rent due on such Termination Date if payable in arrears with respect to the Payment Period then ended; plus

          (2) as provided in Section 3.2.2, interest on the amounts specified in the foregoing clause (1) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount in full; and

          (iv) Lessee shall also pay all Supplemental Rent due and payable by Lessee to Lessor, Mortgagee or the other Participants under this Lease (including without limitation (A) any Supplemental Rent in respect of Make-Whole Amount, if any, payable pursuant to Section 2.10(b) of the Trust Indenture in connection with a prepayment of the Equipment Notes upon such termination, (B) all interest charges provided for hereunder or under any other Lessee Operative Agreement with respect to the late payment of any amounts, so payable, and (C) the reasonable out-of-pocket fees and expenses incurred by Lessor, Mortgagee and Owner Participant in connection with such termination and retention).

     (b) Upon full and final payment to Lessor, Mortgagee and the Participants of the amounts described in Section 9.3(a), and compliance by Lessee with all the other applicable provisions of this Section 9.3,

          (i) Lessor will transfer to Lessee, in accordance with Section 4.5, any Engines constituting part of the Aircraft but which were not then installed on the Airframe and sold therewith; and

          (ii) The obligation of Lessee to pay Basic Rent otherwise due on (if payable in advance) or after the Termination Date shall cease, and the Term for the Aircraft shall end effective as of such Termination Date.

SECTION 10.    LOSS, DESTRUCTION, REQUISITION, ETC.

     10.1      EVENT OF LOSS WITH RESPECT TO AIRCRAFT

               10.1.1    NOTICE AND ELECTION

     (a) Upon the occurrence of an Event of Loss with respect to the Airframe, and any Engine or Engines installed thereon at the time of such Event of Loss, Lessee shall promptly (and in any event within 15 days after such occurrence) give Lessor and Mortgagee written notice of such Event of Loss. Within 45 days after such occurrence, Lessee shall give Lessor and Mortgagee written notice of Lessee's election to make payment in respect of such Event of Loss, as provided in Section 10.1.2, or to replace the Airframe, and any such Engines, as provided in Section 10.1.3; PROVIDED, HOWEVER, that Lessee shall not be able to elect to replace the Airframe without prior written consent of the Owner Participant if such Event of Loss has occurred after the 485th day prior to the end of the Base Lease Term.

     (b) Any failure by Lessee to give such notice of its election shall be deemed to be an election of the option set forth in Section 10.1.2. In addition, Lessee shall not be entitled to elect the option set forth in Section 10.1.3 if, at the time Lessor receives such notice from Lessee, there shall have occurred and be continuing a Special Default or Lease Event of Default.

     (c) For purposes of Section 10.1.2, an Event of Loss with respect to the Airframe shall be deemed to constitute an Event of Loss with respect to the Aircraft. For purposes of Section 10.1.3, any Engine not actually suffering an Event of Loss shall not be required to be replaced.

               10.1.2    PAYMENT OF LOSS AND TERMINATION OF LEASE

     (a) If Lessee elects, in accordance with Section 10.1.1, to make payment in respect of any such Event of Loss, then Lessee shall pay, in the manner and in funds of the type specified in Section 3.3, the following amounts:

          (i) on or before the Business Day next following the earlier of (x) the 120th day following the date of the occurrence of such Event of Loss, and (y) the fourth Business Day following the receipt of insurance proceeds with respect to such occurrence (but in any event not earlier than the date of Lessee's election under Section 10.1.1 to make payment under this

     Section 10.1.2) (the applicable date referred to in clause (x) or (y) being referred to as the "Loss Payment Date"), Lessee shall pay to Lessor:

          (1) all unpaid Basic Rent or Renewal Rent, as the case may be, due at any time prior to the Stipulated Loss Value Date that is on or immediately preceding the Loss Payment Date; plus

          (2) the Stipulated Loss Value of the Aircraft computed as of the Stipulated Loss Value Date used in the foregoing clause (1) for the computation of unpaid Rent; plus

          (3)  if the  Stipulated  Loss Value Date used in the foregoing  clause
               (1) is a Payment Date on which Basic Rent payable in arrears is due, the amount of such Basic Rent; plus

          (4) as provided in Section 3.2.2, interest on the amount specified in the foregoing clause (1) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount in full; plus

          (5) interest on the amounts specified in the foregoing clauses (2) and (3) at the SLV Rate from and including the Stipulated Loss Value Date used in the foregoing clause (1) for the computation of unpaid Rent to the date such amount is due, and thereafter at the Payment Due Rate to the date of payment of such amounts in full;

provided that, in the event that the Commencement Date or a Payment Date shall occur (x) on the Stipulated Loss Value Date used in the foregoing clause (1) for the computation of unpaid Rent, and (y) on or before the date of payment of the amounts specified above in this subparagraph (i), then Lessee shall pay the Basic Rent or the Renewal Rent, as the case may be, due on such Commencement Date or Payment Date, and thereupon such amounts payable under this subparagraph
(i) shall be reduced by the amount of such payment to the extent it constitutes a payment in advance of Basic Rent or Renewal Rent, as the case may be; and

          (ii) on or before the date required for payment of the amounts specified in paragraph (i) above, Lessee shall also pay to Lessor, Mortgagee and the other Participants all other amounts due and payable by Lessee to Lessor, Mortgagee and the other Participants under this Lease, the Participation Agreement or any other Lessee Operative Agreement.

     (b) Upon payment in full of all amounts described in the foregoing paragraph (a),(i) the obligation of Lessee to pay Basic Rent or Renewal Rent hereunder with respect to the Aircraft shall terminate, (ii) the Term for the Aircraft shall end and (iii) Lessor will transfer the Aircraft to Lessee, as-is and where-is, and subject to any insurer's salvage rights, but otherwise in the manner described in Section 4.5.

     (c) No Event of Loss with respect to an Engine, or with respect to an Airframe, shall result in, or otherwise allow or permit (other than as provided in Section 10.1.2(b)), any reduction, deferral, discharge or other change in the timing or amount of any Rent payable by Lessee hereunder, and (subject to such Section 10.1.2(b)) Lessee shall pay all such Rent and other amounts as though such Event of Loss had not occurred.

               10.1.3    REPLACEMENT OF AIRFRAME AND ENGINES

     (a) If Lessee elects, in accordance with Section 10.1.1, to replace the Airframe, and any Engines actually suffering the Event of Loss, then Lessee shall, as promptly as possible and in any event within 120 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, in compliance with Section 10.3 and as replacement for the Airframe, and any such Engine, title to a Replacement Airframe (which shall comply with paragraph (b) below), and for each such Engine a Replacement Engine, in each case free and clear of all Liens other than Permitted Liens. If Lessee makes such election, but for any reason fails or is unable to effect such replacement within such time period and in compliance with the requirements set forth in Section 10.3, then Lessee shall be deemed to have initially made the election set forth in
Section 10.1.2 with the effect that Lessee shall immediately pay, in the manner and in funds of the type specified in Section 3.3, the amounts required under, and in accordance with, Section 10.1.2.

     (b) Any such Replacement Airframe shall be an airframe that is the same model as the Airframe to be replaced thereby, or an improved model that was placed in service in the same or later year as the Airframe being replaced, and that has a value, utility, modification status and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check), at least equal to the Airframe to be replaced thereby (assuming that such Airframe had been maintained in accordance with the Lease). Any such Replacement Engine shall meet the requirements of, and be conveyed by Lessee to Lessor in accordance with, Section 10.2 (other than the notice requirement set forth in Section 10.2.1).

     10.2      EVENT OF LOSS WITH RESPECT TO AN ENGINE

               10.2.1    NOTICE

     Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which an Event of Loss with respect to the Airframe has not occurred, Lessee shall promptly (and in any event within 15 days after such occurrence) give Lessor written notice of such Event of Loss.

               10.2.2    REPLACEMENT OF ENGINE

     Lessee shall, promptly and in any event within 60 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, in compliance with Section 10.3 and as replacement for the Engine with respect to which any Event of Loss occurred, title to a Replacement Engine free and clear of all Liens other than Permitted Liens. Such Replacement Engine shall be an engine manufactured by Engine Manufacturer that is the same model as the Engine to be replaced thereby, or an improved model, and that is suitable for installation and use on the Airframe and compatible for use with the other Engine, and that has a value, utility, modification status and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Engine to be replaced thereby (assuming that such Engine had been maintained in accordance with the Lease).

               10.2.3    ENGINE EXCHANGE

     So long as no Lease Event of Default or Special Default has occurred and is continuing, upon not less than five (5) Business Days' prior written notice to Lessor, Lessee may replace any Engine leased hereunder with another engine (the "Exchanged Engine") meeting the requirements of Section 10.2.2. Such Exchanged Engine shall be deemed to be a "Replacement Engine" and Lessor and Lessee shall comply with the provisions of Section 10.3 with regard to the Exchanged Engine and the Engine so replaced.

     10.3      CONDITIONS TO ANY REPLACEMENT

               10.3.1    DOCUMENTS

     Prior to or at the time of conveyance of title to any Replacement Airframe or Replacement Engine to Lessor, Lessee shall take each of the following actions:

     (a) furnish Lessor with a full warranty bill of sale duly conveying to Lessor such Replacement Airframe or Replacement Engine, in form and substance reasonably satisfactory to Lessor and cause such Replacement Airframe to be duly registered in the name of Lessor pursuant to the Act;

     (b) cause (i) a Lease Supplement subjecting such Replacement Airframe or Replacement Engine to this Lease, duly executed by Lessee, to be delivered to Lessor for execution and, upon such execution, to be filed for recordation with the FAA pursuant to the Act, (ii) a Trust Indenture Supplement, subjecting such Replacement Airframe or Replacement Engine to the Trust Indenture, to be delivered to Lessor for execution and, upon execution, to be filed for recordation with the FAA pursuant to the Act and (iii) such Financing Statements and other filings, as Lessor or Mortgagee may reasonably request, duly executed by Lessee and, to the extent applicable, Lessor and Mortgagee (and Lessor and Mortgagee shall execute and deliver the same), to be filed in such locations as any such party may reasonably request;

     (c) furnish evidence of compliance with the insurance provisions of Section 11 with respect to such Replacement Airframe or Replacement Engine;

     (d) furnish an opinion or opinions of Lessee's counsel (which may be Lessee's legal department) reasonably satisfactory to Lessor and addressed to Lessor and Mortgagee to the effect that (i) such full warranty bill of sale referred to in Section 10.3.1(a) constitutes an effective instrument for the conveyance of title to the Replacement Airframe or Replacement Engine and (ii) in the case of a Replacement Airframe, Lessor and Mortgagee, as assignee of Lessor, will be entitled to the benefits of Section 1110 with respect to the Replacement Airframe, provided that such opinion referred to in this clause (ii) need not be delivered to the extent that immediately prior to such replacement the benefits of Section 1110 were not, solely by reason of a change in law or court interpretation thereof, available to Lessor or Mortgagee, as assignee of Lessor;

     (e) furnish an opinion of Lessee's aviation law counsel reasonably satisfactory to Lessor and addressed to Lessor and Mortgagee as to the absence of Liens of record (other than Permitted Liens) due registration of any such Replacement Airframe and the due filing for recordation of each Lease Supplement and Trust Indenture Supplement with respect to such Replacement Airframe or Replacement Engine under the Act;

     (f) with respect to any Replacement Airframe, furnish an opinion of tax counsel, selected by Owner Participant and reasonably satisfactory to Lessee, as to the federal income tax consequences (without any requirement as to the nature of such Federal income tax consequences) to Lessor and Owner Participant of any such replacement;

     (g) with respect to the replacement of the Airframe, and any Engine installed thereon at the time of the subject Event of Loss, furnish a certified report of a qualified independent aircraft appraiser, reasonably satisfactory to Lessor, certifying that such Replacement Airframe and any such Replacement Engine complies with the value, utility and remaining useful life requirements set forth in Sections 10.1.3(b) and 10.2.2, as the case may be; and

     (h) with respect to a Replacement Engine not related to a Replacement Airframe, furnish a certificate of a qualified aircraft engineer (who may be an employee or agent of Lessee) or, if requested by Lessor and at Lessor's request and expense, an independent aircraft engineer certifying that such Replacement Engine complies with the value, utility and remaining useful life requirements set forth in Section 10.2.2;

     Lessor and Lessee understand and agree that if at the time of any replacement of the Airframe or any Engine, as contemplated in this Section 10, the Airframe was registered in a jurisdiction other than the United States, then the requirements set forth above in this Section 10.3.1 relating to compliance with the requirements of the Act or the FAA, shall be deemed to refer to the comparable applicable Law of, and the Aviation Authority of, such other jurisdiction.

               10.3.2    OTHER OBLIGATIONS

     Lessor and Lessee agree that, upon any Replacement Airframe becoming the Airframe hereunder, and upon any Replacement Engine becoming an Engine hereunder, this Lease shall continue to be, and shall be treated as, a lease for U.S. federal income tax purposes of, among other things, such Replacement Airframe and such Replacement Engine. Without limiting the foregoing, Lessee and Lessor intend that Lessor shall, in all events, be entitled to the benefits of
Section 1110 with respect to any Replacement Airframe or Replacement Engine and Lessee and Lessor shall cooperate and take such action as the other may reasonably request so as to ensure that Lessor shall be entitled to such benefits.

     10.4      CONVEYANCE TO LESSEE

     Upon  compliance by Lessee with the  applicable  terms of Sections  10.1.3,
10.2 and 10.3.1, Lessor will transfer to Lessee the Airframe or Engine, as the case may be, with respect to which such Event of Loss occurred, in accordance with Section 4.5.

     10.5      APPLICATION OF PAYMENTS

     Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Section 11), received at any time by Lessor, Lessee or any Permitted Sublessee from any Government Entity or any other Person in respect of any Event of Loss will be applied as follows:

               10.5.1    REPLACEMENT OF AIRFRAME AND ENGINES

     If such amounts are received with respect to the Airframe, and any Engine installed thereon at the time of such Event of Loss, upon compliance by Lessee with the applicable terms of Section 10.1.3 with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, Lessee.

               10.5.2    LOSS OF ENGINE

     If such amounts are received with respect to an Engine (other than an Engine installed on the Airframe at the time such Airframe suffers an Event of
Loss), upon compliance by Lessee with the applicable terms of Section 10.2.2 with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, Lessee.

               10.5.3    PAYMENT OF LOSS

     If such amounts are received, in whole or in part, with respect to the Airframe, and Lessee makes, has made or is deemed to have made the election set forth in Section 10.1.2, such amounts shall be applied as follows:

     (a) FIRST, if the sum described in Section 10.1.2 has not then been paid in full by Lessee, such amounts shall be paid to Lessor (or to Mortgagee so long as Mortgagee has not given notice to Lessee that the Lien of the Trust Indenture has been duly discharged, except with respect to Excluded Payments) to the extent necessary to pay in full such sum;

     (b) SECOND, the remainder, if any, shall be paid to Lessee.

     10.6      REQUISITION OF AIRCRAFT FOR USE

     If any Government Entity shall requisition for use the Airframe and the Engines or engines installed thereon, and if the same does not constitute an Event of Loss, Lessee shall promptly notify Lessor and Mortgagee of such requisition and all of Lessee's obligations under this Agreement shall continue to the same extent as if such requisition had not occurred; PROVIDED, HOWEVER, that if the Airframe and Engines or engines installed thereon are not returned to Lessor by Lessee at the end of the Term or within 30 days thereafter, and Lessor, upon notice given not less than 30 days nor more than 120 days before the end of the Term, shall have elected to treat such event as constituting an Event of Loss with respect to the Aircraft, Lessee shall then be deemed to have made the election set forth in Section 10.1.2 with the effect that Lessee shall be obligated to pay the Stipulated Loss Value and all other amounts payable pursuant to Section 10.1.2 with respect to the Aircraft as if an Event of Loss had occurred as of the end of the Term. If Lessor shall not have elected to treat such event as an Event of Loss, Lessee shall be obligated to return the Airframe and Engines or engines to Lessor pursuant to, and in all other respects to comply with the provisions of, Section 5 promptly upon their return by such Government Entity, and Lessee shall pay to Lessor upon such return an amount equal to the average daily Basic Rent payable by Lessee during the Term for each day after the end of the Term to but excluding the day of such return, up to a maximum of 30 days.

     10.7      REQUISITION OF AN ENGINE FOR USE

     If any Government Entity shall requisition for use any Engine but not the Airframe, Lessee will replace such Engine by complying with the applicable terms of Sections 10.2 and 10.3 to the same extent as if an Event of Loss had occurred with respect to such Engine, and any payments received by Lessor or Lessee from such Government Entity with respect to such requisition shall be paid or retained in accordance with Section 10.5.2.

     10.8      APPLICATION OF PAYMENTS

     All payments received by Lessor or Lessee, or any Permitted Sublessee, from any Government Entity for the use of the Airframe and Engines or engines installed thereon during the Term (or any subsequent period as to which Lessee is obligated to pay Rent pursuant to the last sentence of Section 10.6) shall be paid over to, or retained by, Lessee and all payments received by Lessor or Lessee from any Government Entity for the use of the Airframe and Engines or engines installed thereon after the Term (or any subsequent period as to which Lessee is obligated to pay Rent pursuant to the last sentence of Section 10.6) shall be paid over to, or retained by, Lessor; provided that, if such requisition constitutes an Event of Loss, or Lessor has elected under Section
10.6 to treat such requisition as an Event of Loss, then all such payments shall be paid over to Lessor (or to Mortgagee so long as Mortgagee has not given notice to Lessee that the Lien of the Trust Indenture has been duly discharged), and held as provided in Section 10.5.

     10.9      APPLICATION OF PAYMENTS DURING EXISTENCE OF A LEASE
               EVENT OF DEFAULT

     Any amount described in this Section 10 that is payable or creditable to, or retainable by, Lessee shall not be paid or credited to, or retained by, Lessee if at the time such payment, credit or retention would otherwise occur a Lease Event of Default or Special Default shall have occurred and be continuing, but shall instead be held by or paid over to Lessor (or to Mortgagee so long as Mortgagee has not given notice to Lessee that the Trust Indenture has been duly discharged) as security for the obligations of Lessee under this Lease and the other Lessee Operative Agreements and shall be invested pursuant to Section 4.4 hereof unless and until Lessor shall have demanded liquidated damages pursuant to Section 15.1.3 or 15.1.4 and such amount is applied, at the option of Lessor, or upon the written request of Lessee to Lessor, from time to time during the continuance of a Lease Event of Default, to Lessee's obligations under this Lease as and when due, it being understood that any such application shall be made to such obligations of Lessee as Lessor may determine in its sole discretion. At such time as there shall not be continuing any Lease Event of Default or Special Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with this Section 10.9.

SECTION 11.    INSURANCE

     11.1      LESSEE'S OBLIGATION TO INSURE

     Lessee shall comply with, or cause to be complied with, each of the provisions of Annex D, which provisions are hereby incorporated by this reference as if set forth in full herein.

     11.2      INSURANCE FOR OWN ACCOUNT

     Nothing in Section 11 shall limit or prohibit (a) Lessee from maintaining the policies of insurance required under Annex D with higher limits than those specified in Annex D, or (b) Lessor, Mortgagee or Owner Participant from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); PROVIDED, HOWEVER, that no insurance may be obtained or maintained to the extent it would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Lessee pursuant to this Section 11 and Annex D.

     11.3      INDEMNIFICATION BY GOVERNMENT IN LIEU OF INSURANCE

     Lessor agrees to accept, in lieu of insurance against any risk with respect to the Aircraft described in Annex D, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of Owner Participant and Lessor, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that Lessee (or any Permitted Sublessee) may continue to maintain, in accordance with this Section 11, during the period of such requisition or transfer, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 11.

     11.4      APPLICATION OF INSURANCE PROCEEDS

     As between Lessor and Lessee, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to the Aircraft or any Engine under policies required to be maintained by Lessee pursuant to this Section 11 will be applied in accordance with Section 10.5. All proceeds of insurance required to be maintained by Lessee, in accordance with Section 11 and Section B of Annex D, in respect of any property damage or loss not constituting an Event of Loss with respect to the Aircraft, Airframe or any Engine will be applied in payment (or to reimburse Lessee) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, Lessee.

     11.5      APPLICATION OF PAYMENTS DURING EXISTENCE OF DEFAULT

     Any amount described in this Section 11 that is payable or creditable to, or retainable by, Lessee shall not be paid or credited to, or retained by, Lessee if at the time such payment, credit or retention would otherwise occur a Lease Event of Default or Special Default shall have occurred and be continuing, but shall instead be held by or paid over to Lessor (or to Mortgagee so long as Mortgagee has not given notice to Lessee that the Lien of the Trust Indenture has been duly discharged) as security for the obligations of Lessee under this Lease and shall be invested pursuant to Section 4.4 hereof unless and until Lessor shall have demanded liquidated damages pursuant to Section 15.1.3 or
15.1.4 and such amount is applied, at the option of Lessor, or upon the written request of Lessee to Lessor, from time to time during the continuance of a Lease Event of Default, to Lessee's obligations under this Lease and the other Lessee Operative Agreements as and when due, it being understood that any such application shall be made to such obligations of Lessee as Lessor may determine in its sole discretion. At such time as there shall not be continuing any Lease Event of Default or Special Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with this Section 11.5.

SECTION 12.    INSPECTION

     (a) At all reasonable times Lessor, Mortgagee or the Owner Participant, and their respective authorized representatives (the "Inspecting Parties") may (not more than once every 12 months unless a Lease Event of Default has occurred and is continuing then such inspection right shall not be so limited) visit and inspect the Aircraft, Airframe and Engines (including, without limitation, the Aircraft Documents) and any such Inspecting Party may make copies of such Aircraft Documents unless, in the case of any Inspecting Party other than Owner Participant or its authorized representatives, reasonably deemed confidential by Lessee or such Permitted Sublessee.

     (b) Unless otherwise agreed in Lessee's reasonable discretion, any inspection of the Aircraft hereunder shall be limited to a visual, walk-around inspection and shall not include the opening of any panels, bays or other components of the Aircraft, and no such inspection shall interfere with Lessee's or any Permitted Sublessee's maintenance and operation of the Aircraft, Airframe and Engines.

     (c) With respect to such rights of inspection, Lessor, Owner Participant and Mortgagee shall not have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.

     (d) Each Inspecting Party shall bear its own expenses in connection with any such inspection (including the cost of any copies made in accordance with Section 12(a)).

     (e) Upon the reasonable request of Lessor, Lessee shall provide to Lessor reasonable prior notice of the date upon which the Aircraft, Airframe or any Engine will undergo its next scheduled maintenance visit involving any "S" check (or equivalent check or higher level check), and shall advise Lessor of the name and location of the relevant maintenance performer. Lessor shall have the right to observe such maintenance visit so long as such observation does not interfere with the maintenance and operation of the Aircraft, Airframe or Engine.

SECTION 13.    ASSIGNMENT; MERGER; SUCCESSOR OWNER TRUSTEE

     13.1      IN GENERAL

     This Lease and the other Lessee Operative Agreements shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns. Except as otherwise expressly permitted by the terms of the Lease or any other Lessee Operative Agreement, Lessee will not, without the prior written consent of Lessor and Mortgagee, assign any of its rights under this Lease. Except as otherwise provided herein (including, without limitation, under the provisions of Section 15 hereof), Lessor and Mortgagee may not assign or convey any of its right, title and interest in and to this Lease or the Aircraft without the prior written consent of Lessee, such consent not to be unreasonably withheld.

     13.2      MERGER OF LESSEE

               13.2.1    IN GENERAL

     Lessee shall not consolidate with or merge into any other person under circumstances in which Lessee is not the surviving corporation, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other person, unless:

     (a) such person is organized, existing and in good standing under the Laws of the United States, any State of the United States or the District Columbia and, upon consummation of such transaction, such person will be a U.S. Air Carrier;

     (b) such person executes and delivers to Lessor, Mortgagee and Owner Participant a duly authorized, legal, valid, binding and enforceable agreement, reasonably satisfactory in form and substance to Lessor and Owner Participant, containing an effective assumption by such person of the due and punctual performance and observance of each covenant, agreement and condition in the Lessee Operative Agreements to be performed or observed by Lessee;

     (c) such person makes such filings and recordings with the FAA pursuant to the Act as shall be necessary to evidence such consolidation or merger; and

     (d) immediately after giving effect to such consolidation or merger no Lease Event of Default shall have occurred and be continuing.

     (e) Lessee shall have delivered to the Lessor, Mortgagee and the Owner Participant an opinion of counsel (which may be Lessee's Legal Department)
reasonably satisfactory to the Owner Participant with respect to the satisfaction of requirements set forth in Sections 13.2.1(a), (b) and (c).

               13.2.2    EFFECT OF MERGER

     Upon any such consolidation or merger of Lessee with or into, or the conveyance, transfer or lease by Lessee of all or substantially all of its assets to, any Person in accordance with this Section 13.2, such Person will succeed to, and be substituted for, and may exercise every right and power of, Lessee under the Lessee Operative Agreements with the same effect as if such person had been named as "Lessee" therein. No such consolidation or merger, or conveyance, transfer or lease, shall have the effect of releasing Lessee or such Person from any of the obligations, liabilities, covenants or undertakings of Lessee under the Lease.

     13.3      ASSIGNMENT SECURITY FOR LESSOR'S OBLIGATIONS

     In order to secure the indebtedness evidenced by the Equipment Notes, Lessor has agreed in the Trust Indenture, among other things, to assign to Mortgagee this Lease and to mortgage the Aircraft, Airframe and Engines in favor of Mortgagee, subject to the reservations and conditions therein set forth. Lessee hereby accepts and consents to the assignment of all Lessor's right, title and interest in and to this Lease pursuant to the terms of the Trust Indenture. In accordance with Section 3.3(c), Lessee agrees to pay directly to Mortgagee (or, after receipt by Lessee of notice from Mortgagee of the discharge of the Lien of the Trust Indenture, to Lessor), all amounts of Rent (other than Excluded Payments) due or to become due hereunder and assigned to Mortgagee and Lessee agrees that Mortgagee's right to such payments hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, the circumstances set forth in Section 16 hereof. Notwithstanding the foregoing assignment of this Lease, the obligations of Lessee to Lessor to perform the terms and conditions of this Lease shall remain in full force and effect.

     13.4      SUCCESSOR OWNER TRUSTEE

     Lessee agrees that in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Participation Agreement and the Trust Agreement, such successor Owner Trustee shall, upon written notice by such successor Owner Trustee to Lessee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor and the owner of the

Aircraft and the other assets of the Trust Estate for all purposes hereof without the necessity of any consent or approval by Lessee and without in any way altering the terms of this Lease or Lessee's obligations hereunder. An appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor or additional Owner Trustees pursuant to the Participation Agreement and the Trust Agreement, and such right may be exercised repeatedly as long as this Lease shall be in effect.

SECTION 14.    LEASE EVENTS OF DEFAULT

     The occurrence of any one or more of the following circumstances, conditions, acts or events, for any reason whatsoever and whether any such circumstance, condition, act or event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree, order, rule or regulation of any Government Entity, shall constitute a Lease Event of Default so long as it shall not have been remedied:

     14.1      PAYMENTS

     Lessee shall fail to pay any amount of Basic Rent, Renewal Rent, Stipulated Loss Value or Termination Value within ten (10) Business Days after the same shall have become due; or Lessee shall fail to pay any Supplemental Rent (other than Stipulated Loss Value or Termination Value) when due and such failure shall continue for a period in excess of ten (10) Business Days from and after the date of any written notice to Lessee from Lessor of the failure to make such payment when due; provided that any such failure to pay any Excluded Payment shall not constitute a Lease Event of Default until written notice is given by the Owner Participant to Lessee and Mortgagee that such failure constitutes a Lease Event of Default and such failure shall have continued for a period in excess of ten (10) Business Days after such notice.

     14.2      INSURANCE

     Lessee shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of the Aircraft, Airframe and Engines in accordance with the provisions of Section 11.

     14.3      OTHER COVENANTS

     Lessee shall fail to observe or perform (or caused to be observed and performed) in any material respect any other covenant, agreement or obligation set forth herein or in any other Lessee Operative Agreement (other than the covenants, agreements and obligations set forth in the Tax Indemnity Agreement), and such failure shall continue unremedied for a period of 30 days from and after the date of written notice thereof to Lessee from Lessor or Mortgagee, unless such failure is capable of being corrected and Lessee shall be diligently proceeding to correct such failure, in which case there shall be no Lease Event of Default unless and until such failure shall continue unremedied for a period of 180 days after receipt of such notice.

     14.4      REPRESENTATIONS AND WARRANTIES

     Any representation or warranty made by Lessee herein, in the Participation Agreement or in any other Lessee Operative Agreement (other than the representations and warranties of Lessee in the Tax Indemnity Agreement) (a) shall prove to have been untrue or inaccurate in any material respect as of the date made, (b) such untrue or inaccurate representation or warranty is material at the time in question, (c) and the same shall remain uncured (to the extent of the adverse impact of such incorrectness on the interest of the Participants or Lessor) for a period in excess of 30 days from and after the date of written notice thereof from Lessor or Mortgagee to Lessee.

     14.5      BANKRUPTCY AND INSOLVENCY

     (a) Lessee shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of all, or substantially all, of its property, or Lessee shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or Lessee shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy Laws or other insolvency Laws (as in effect at such time), or Lessee shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar Law providing for the reorganization or winding-up of corporations (as in effect at such time) or Lessee's board of directors shall adopt a resolution authorizing any of the foregoing; or

     (b) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee or of substantially all of its property, or substantially all of the property of Lessee shall be sequestered, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 90 days after the date of entry thereof; or

     (c) a petition against Lessee in a case under any bankruptcy Laws or other insolvency Laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any Law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction assumes jurisdiction, custody or control of Lessee or of substantially all of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 90 days.

SECTION 15.    REMEDIES AND WAIVERS

     15.1      REMEDIES

     If any Lease Event of Default shall occur and be continuing, Lessor may, at its option and at any time and from time to time, exercise any one or more of the following remedies as Lessor in its sole discretion shall elect:

               15.1.1    RETURN AND REPOSSESSION

     Lessor may cause Lessee, upon giving written notice to Lessee, to return promptly, and Lessee shall return promptly, the Airframe and Engines as Lessor may so demand, to Lessor or its order in the manner and condition required by, and otherwise in accordance with, all the provisions of Section 5 as if the Airframe or Engine were being returned at the end of the Base Lease Term or any Renewal Lease Term or Lessor, at its option, may enter upon the premises where the Airframe or any Engine, or any Part thereof, are located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise.

               15.1.2    SALE AND USE

     Lessor may sell the Airframe and/or any Engine at public or private sale, at such times and places, and to such Persons (including Lessor, Mortgagee or any Participant), as Lessor may determine; or Lessor may otherwise dispose of, hold, use, operate, lease to others or keep idle the Airframe and/or any Engine, as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto, except as hereinafter set forth in this Section 15, and except to the extent that such proceeds would constitute, under applicable Law, a mitigation of Lessor's damages suffered or incurred as a result of the subject Lease Event of Default. Lessor shall give Lessee at least 15 days prior written notice of the date fixed for any public sale of the Airframe and/or any Engine or of the date on or after which will occur the execution of any contract providing for any private sale.

               15.1.3    CERTAIN LIQUIDATED DAMAGES

     Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under Section 15.1.1 or 15.1.2 with respect to the Airframe and/or any Engine, or any Part thereof, Lessor, by written notice to Lessee specifying a payment date (which shall be the Stipulated Loss Value Date next occurring not less than 10 days after the date of such notice), may demand Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the payment date so specified and in the manner and in funds of the type specified in Section 3.3, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent or Renewal Rent, as the case may be, for the Aircraft in respect of all periods commencing on or after the date specified for payment in such notice), the following amounts:

     (a) all unpaid Basic Rent or Renewal Rent, as the case may be, due at any time prior to the Stipulated Loss Value Date specified in such notice and if such Stipulated Loss Value Date is a Payment Date on which Basic Rent is payable in arrears, the amount thereof payable in arrears; plus

     (b) whichever of the following amounts Lessor, in its sole discretion shall specify in such notice:

          (i) an amount equal to the excess, if any, of the present value, computed as of the Stipulated Loss Value Date specified in such notice, discounted to such date at a rate per annum equal to the Debt Rate, compounded semiannually, of all unpaid Basic Rent during the then remaining portion of the Base Lease Term or, if a Renewal Lease Term has commenced, of all unpaid Renewal Rent during the remaining portion of such Renewal Lease Term, over the Fair Market Rental Value of the Aircraft for the remainder of the Term, after discounting such Fair Market Rental Value to its then present value (at a rate per annum equal to the Debt Rate, compounded semiannually) as of the Stipulated Loss Value Date specified in such notice, or

          (ii) an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft, computed as of the Stipulated Loss Value Date specified in such notice, over the Fair Market Sales Value of the Aircraft, as of the Stipulated Loss Value Date specified in such notice; plus

     (c) interest on the amounts specified in the foregoing clause (a) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount; plus

     (d) interest on the amount  specified  in the  foregoing  clause  (b)(i) or
(b)(ii), according to Lessor's election, at the Payment Due Rate from and including the Stipulated Loss Value Date specified in such notice to the date of payment of such amount.

               15.1.4    LIQUIDATED DAMAGES UPON SALE

     If Lessor, pursuant to Section 15.1.2 or applicable Law, shall have sold the Airframe and/or any Engine, Lessor, in lieu of exercising its rights under
Section 15.1.3 with respect to the Aircraft, Airframe or any Engine, as the case may be, may, if Lessor shall so elect, upon giving written notice to Lessee, demand Lessee to pay Lessor, and Lessee shall pay to Lessor, on the date of such sale and in the manner and in funds of the type specified in Section 3.3, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent or Renewal Rent, as the case may be, for the Aircraft in respect of all periods commencing on or after the date of such sale), the following amounts:

     (a) all unpaid Basic Rent or Renewal Rent, as the case may be, due at any time prior to the Stipulated Loss Value Date on or immediately preceding the date of such sale; plus

     (b) an amount equal to the excess, if any, of (i) the Stipulated Loss Value of the Aircraft, computed as of the Stipulated Loss Value Date used in the foregoing clause (a) for the computation of unpaid Rent, over (ii) the proceeds of such sale minus all reasonable costs of Lessor and Mortgagee in connection with the sale; plus

     (c) if the date of such sale is not a Stipulated Loss Value Date, an amount equal to interest on the outstanding principal amount of the Equipment Notes at the rate per annum borne thereby from and including the Stipulated Loss Value Date used in the foregoing clause (a) for the computation of unpaid Rent to the date of such sale; plus

     (d) if the date of such sale is not a Stipulated Loss Value Date, an amount equal to the interest that would be accrued on the portion of the Stipulated Loss Value attributable to Owner Participant's interest computed at a rate per annum equal to the SLV Rate from and including the Stipulated Loss Value Date used in the foregoing clause (a); plus

     (e) interest on the amounts specified in the foregoing clause (a) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount; plus

     (f)  interest on the sum of the amounts  specified in the foregoing  clause
          (b) at the Payment Due Rate from and including the date of such sale to the date of payment of such amounts.

               15.1.5    RESCISSION

     Lessor may (i) at its option, rescind or terminate the leasing of the Aircraft, Airframe or any Engine, or any Part thereof hereunder, or (ii) exercise any other right or remedy that may be available to it under applicable Law or proceed by appropriate court action to enforce the terms hereof.

               15.1.6    OTHER REMEDIES

     In addition to the foregoing remedies (but without duplication of amounts otherwise paid under this Section 15), Lessee shall be liable for any and all unpaid Rent due hereunder before, during or after (except as otherwise provided herein) the exercise of any of the foregoing remedies and for all reasonable attorneys' fees and other costs and expenses of Lessor, Mortgagee the Owner Participant and the Note Holders, including, without limitation, interest on overdue Rent at the rate as herein provided, incurred by reason of the occurrence of any Lease Event of Default or the exercise of Lessor's remedies with respect thereto, including all reasonable costs and expenses incurred in connection with the return of the Airframe or any Engine, in accordance with the terms of Section 5 or in placing the Airframe or any Engine, in the condition and airworthiness required by Section 5 and, in the case of Owner Participant, expenses of inspection notwithstanding the limitations in Section 12(d).

     15.2      LIMITATIONS UNDER CRAF

     Notwithstanding the provisions of Section 15.1, during any period that the Aircraft, Airframe or any Engine is subject to CRAF in accordance with the provisions of Section 7.2.3 and in the possession of the U.S. Government, Lessor shall not, as a result of any Lease Event of Default, exercise its remedies hereunder in such manner as to limit Lessee's control under this Lease (or any Permitted Sublessee's control under any Permitted Sublease) of the Aircraft, Airframe or such Engine, unless at least 30 days' (or such other period as may then be applicable under CRAF) written notice of default hereunder shall have been given by Lessor or Mortgagee by registered or certified mail to Lessee (and any Permitted Sublessee) with a copy to the Contracting Officer Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given under the contract governing Lessee's (or any Permitted Sublessee's) participation in CRAF with respect to the Aircraft, Airframe or any Engine.

     15.3      RIGHT TO PERFORM FOR LESSEE

     If Lessee (i) fails to make any payment of Rent required to be made by it hereunder or (ii) fails to perform or comply with any of its agreements contained herein and such failure (except with respect to Lessee's agreement to insure pursuant to Section 11) continues for a period of thirty days after written notice thereof is given by Lessor, Owner Participant or Mortgagee to Lessee, Owner Participant, Lessor or Mortgagee may (but shall not be obligated to) make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the expenses of Lessor, Owner Participant or Mortgagee incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Payment Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand by Lessor or Mortgagee, whichever is entitled thereto. No such payment, performance or compliance shall be deemed to cure any Lease Default or Lease Event of Default or otherwise relieve Lessee of its obligations with respect thereto.

     15.4      DETERMINATION OF FAIR MARKET RENTAL VALUE AND FAIR
               MARKET SALES VALUE

     For the purpose of this Section 15, the "Fair Market Rental Value" or the "Fair Market Sales Value" of the Aircraft, Airframe or any Engine, shall be determined on an "as is, where is" basis and shall take into account customary brokerage and other out-of-pocket fees and expenses which typically would be incurred in connection with a re-lease or sale of the Aircraft, Airframe or any Engine. Any such determination shall be made by an Appraiser selected by Lessor and the costs and expenses associated therewith shall be borne by Lessee, unless Lessor does not obtain possession of the Aircraft, Airframe and Engines pursuant to this Section 15, in which case an Appraiser shall not be appointed and Fair

Market Rental Value and Fair Market Sales Value for purposes of this Section 15 shall be zero.

     15.5      REMEDIES CUMULATIVE

     Nothing contained in this Lease shall be construed to limit in any way any right, power, remedy or privilege of Lessor hereunder or under any other Operative Agreement or now or hereafter existing at law or in equity. Each and every right, power, remedy and privilege hereby given to, or retained by, Lessor in this Lease shall be in addition to and not in limitation of every other right, power, remedy and privilege given under the Operative Agreements or now or hereafter existing at law or in equity. Each and every right, power, remedy and privilege of Lessor under this Lease and any other Operative Agreement may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by Lessor. All such rights, powers, remedies and privileges shall be cumulative and not mutually exclusive, and the exercise of one shall not be deemed a waiver of the right to exercise any other. Lessee hereby waives to the extent permitted by applicable Law any right which it may have to require Lessor to choose or elect remedies.

SECTION 16.    LESSEE'S OBLIGATIONS; NO SETOFF, COUNTERCLAIM, ETC.

     (a) Lessee's obligation to pay Rent hereunder shall be absolute and unconditional, and shall not be affected by any event or circumstance, including, without limitation: (i) any setoff, counterclaim, recoupment, defense or other right that Lessee may have against Lessor, Mortgagee, any Participant, any Note Holder, or any other Person for any reason whatsoever; (ii) any defect in the title, airworthiness, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, Airframe or any Engine, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever; (iii) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee or any other Person; or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     (b) If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees to pay an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Agreement not been terminated in whole or in part. Lessee hereby waives, to the extent permitted by applicable law, any and all rights that it may now have or that at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Agreement, except in accordance with the express terms hereof.

     (c) Nothing set forth in this Section 16 shall be construed to prohibit Lessee from separately pursuing any claim that it may have from time to time against Lessor or any other Person with respect to any matter (other than the absolute and unconditional nature of Lessee's obligations hereunder to pay Rent, and other than in respect of the matters specified in paragraphs (a) and (b) above).

SECTION 17.    RENEWAL OPTIONS

     17.1      NOTICES GENERALLY

     (a) At least 210 days but no more than 365 days prior to the Scheduled Expiration Date or, if a Renewal Lease Term is then in effect, prior to the Scheduled Renewal Term Expiration Date of such Renewal Lease Term, Lessee may provide notice to Lessor that Lessee may exercise the option to extend the leasing of the Aircraft for a Renewal Lease Term pursuant to Section 17.2 (a "Preliminary Notice").

     (b) If any such Preliminary Notice is given by Lessee, then Lessee may provide a further notice specifying it intends to elect its option, with respect to the relevant period, pursuant to Section 17.2.1. If a Preliminary Notice is given and no such further notice is given, the Lessee shall return the Aircraft at the time and in the manner specified in Section 5.

     17.2      RENEWAL OPTIONS

               17.2.1    RENEWAL NOTICE

     (a) If Lessee has given a Preliminary Notice, as specified in Section 17.1, and subject to the terms and conditions of this Section 17.2, Lessee may exercise its option to extend the leasing of the Aircraft hereunder until the next Scheduled Renewal Term Expiration Date, on the same terms, provisions and conditions (except as contemplated by this Section 17) set forth herein and in the other Lessee Operative Agreements with respect to the Base Lease Term, by delivery of a notice (a "Renewal Notice") to Lessor not less than 180 days prior to (i) if the Base Lease Term is then in effect, the Scheduled Expiration Date, or (ii) if a Renewal Lease Term is then in effect, the Scheduled Renewal Term Expiration Date for such Renewal Lease Term. The Scheduled Renewal Term Expiration Date for such Renewal Lease Term shall be the first anniversary of the first Scheduled Expiration Date, if the Base Lease Term is then in effect, or the first anniversary of the first Scheduled Renewal Term Expiration Date for any Renewal Lease Term then in effect, as the case may be. Lessee shall be entitled to renew this Lease for up to two Renewal Lease Terms.

     (b) Notwithstanding anything to the contrary in this Agreement or any other Operative Agreement:

          (i) No Preliminary Notice or Renewal Notice shall be binding on Lessor or oblige Lessor to extend the leasing of the Aircraft hereunder for a Renewal Lease Term if any Lease Event of Default or Special Default shall have occurred and be continuing on and as of the date that such Renewal Lease Term would otherwise commence.

          (ii) Any Renewal Notice shall be revocable by Lessee until the date which is 150 days prior to the Scheduled Expiration Date or Scheduled
     Renewal Term Expiration Date, as the case may be, (so long as Owner Participant and Lessor have acted in good faith in determining the Renewal Rent in accordance with Section 17.2.2) or, if Lessor or Owner Participant have failed to so act in good faith, until 10 Business Days after the Renewal Rent is determined in accordance with Sections 17.2.2 and unless so revoked by written notice by Lessee to Lessor shall thereafter become irrevocable and shall constitute an unconditional obligation of Lessee to extend the leasing of the Aircraft hereunder for the Renewal Lease Term to which such Renewal Notice relates.

          (iii) Lessee shall not be entitled to give any Renewal Notice if it has (x) not delivered a Preliminary Notice or (y) delivered a Purchase Notice to Lessor.

               17.2.2    RENEWAL RENT

     (a) During the Renewal Lease Term, Lessee shall pay to Lessor on each Payment Date, in the manner and in the funds of the type specified in Section 3.3, Renewal Rent in arrears.

     (b) The Renewal Rent payable by Lessee on each Payment Date during any Renewal Lease Term shall be the Fair Market Rental Value of the Aircraft for such Renewal Lease Term. Any such Fair Market Rental Value shall be determined not more than 20 Business Days after Lessee gives a Preliminary Notice by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an appraisal in accordance with Section 17.4. Notwithstanding the foregoing, (i) on the first Payment Date and last Payment Date of a Renewal Lease Term, Lessee shall pay to Lessor a pro-rated amount of Renewal Rent equal to (x) the Renewal

Rent applicable to such Renewal Lease Term divided by 180 multiplied by (y) the actual number of days elapsed in the Payment Period ending on such Payment Date.

               17.2.3    STIPULATED LOSS AND TERMINATION VALUES

     (a) For any Renewal Lease Term, Stipulated Loss Value Dates and Termination Value Dates shall be extended throughout such Renewal Lease Term on the same days and for the same months as during the Base Lease Term.

     (b) Stipulated Loss Value and Termination Value amounts that are payable during any such Renewal Lease Term shall be equal to Stipulated Loss Value and Termination Value amounts as of the end of the Base Lease Term.

     17.3      [INTENTIONALLY OMITTED.]

     17.4      APPRAISALS

     Whenever  Fair  Market  Rental  Value of the  Aircraft  is  required  to be determined by an appraisal under this Section 17, Lessee and Lessor shall appoint a mutually satisfactory Appraiser to conduct such appraisal. If Lessee and Lessor fail to agree upon a satisfactory Appraiser then each shall promptly appoint a separate Appraiser and such Appraisers shall jointly determine such amount. If either Lessee or Lessor fails to so appoint an Appraiser, the determination of the single Appraiser appointed shall be final. If two Appraisers are appointed and within 7 days after the appointment of the latter of such two Appraisers, they cannot agree upon such amount, such two Appraisers shall, within 8 days after such latter appointment, appoint a third Appraiser and such amount shall be determined by such three Appraisers, who shall make their separate appraisals within 7 days following the appointment of the third Appraiser, and any determination so made shall be conclusive and binding upon Lessor and Lessee. If no such third Appraiser is appointed within such 8-day period, either Lessor or Lessee may apply to the American Arbitration Association to make such appointment, and both parties shall be bound by such appointment. The foregoing appraisal procedure shall in any event be completed no less than 190 days before the end of the Base Lease Term or the current Renewal Lease Term, as the case may be. If three Appraisers are appointed and the difference between the determination which is farther from the middle determination and the middle determination is more than 125% of the difference between the middle determination and the third determination, then such farther determination shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon Lessor and Lessee. Otherwise, the average of all three determinations shall be final and binding upon Lessor and Lessee. The fees and expenses of all such Appraisers and such appraisal procedure shall be borne equally by Lessee and Lessor, PROVIDED that if Lessee elects not to renew this Lease or purchase the Aircraft following the conclusion of such appraisal, Lessee shall pay all expenses of such appraisal.

SECTION 18.    MISCELLANEOUS

     18.1      AMENDMENTS

     No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate or otherwise vary and is signed by Lessor and Lessee. Each such amendment, supplement, waiver, modification, discharge, termination or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance or other manner not set forth in an agreement, document or instrument in writing and signed by Lessor and Lessee.

     18.2      SEVERABILITY

     If any provision hereof shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which such provisions are held invalid, illegal or unenforceable may be waived, such Law is hereby waived by the parties hereto to the full extent permitted, to the end that this Agreement shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

     18.3      THIRD-PARTY BENEFICIARY

     This Agreement is not intended to, and shall not, provide any person not a party hereto (other than Mortgagee, the Participants, the Indenture Indemnitees and the Persons referred to in Section 4.6, with respect to matters expressly for their benefit in this Lease) with any rights of any nature whatsoever against either of the parties hereto, and no person not a party hereto (other than Mortgagee, the Participants, the Indenture Indemnitees and the Persons referred to in Section 4.6, with respect to matters expressly for their benefit in this Lease) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement, it being understood that this Section 18.3 shall in no way limit Mortgagee's rights as assignee of the Lessor pursuant to the Trust Indenture.

     18.4      REPRODUCTION OF DOCUMENTS

     This Agreement, all annexes, schedules and exhibits hereto and all agreements, instruments and documents relating hereto, including, without limitation (a) consents, waivers and modifications that may hereafter be executed and (b) financial statements, certificates and other information previously or hereafter furnished to any party hereto, may be reproduced by such party by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction likewise is admissible in evidence.

     18.5      COUNTERPARTS

     This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

     18.6      NOTICES

     Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement and shall be personally delivered, sent by facsimile or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address or facsimile number set forth for such party in Schedule 1 to the Participation Agreement, or to such other address or number as either party hereto may hereafter specify by notice to the other party hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or, if made, given, furnished or filed (a) by facsimile or telecommunication transmission, when confirmed, or (b) by registered or certified mail, three Business Days after being deposited, properly addressed, with the U.S. Postal Service.

     18.7      GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE

     (A) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

     (B) EACH PARTY HERETO HEREBY IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AGREES, ACCEPTS AND SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

     (C) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH PURSUANT TO SECTION
18.6. EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS SECTION 18.7(C), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

     (D) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS, THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER OR THAT THIS

AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

     (E) EACH PARTY HERETO HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     18.8      APPLICATION OF ARTICLE 2A OF THE UCC

     Notwithstanding anything stated herein, the parties hereby agree to the extent permitted by Law, that no right or remedy granted solely by reason of
Article 2A of the UCC shall be available to Lessor or Lessee as against each other unless expressly set forth herein.

     18.9      ENTIRE AGREEMENT

     This Agreement, together with the other Operative Agreements, on and as of the date hereof constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties hereto with respect to such subject matter are hereby superseded in their entireties.

     18.10     NO WAIVER

     No failure on the part of Lessor to exercise, and no delay by Lessor in exercising, any of its rights, powers, remedies or privileges under this Agreement or provided at Law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by Lessor or the exercise of any other right, power, remedy or privilege by Lessor. No notice to or demand on Lessee in any case shall, unless otherwise required under this Agreement, entitle Lessee to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lessor to any other or further action in any circumstances without notice or demand.

                     [This space intentionally left blank.]

     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Agreement to be duly executed as of the day and year first above written.

                                        FIRST SECURITY BANK,
                                        NATIONAL ASSOCIATION,
                                          not in its individual capacity,
                                          except  as  expressly  provided
                                          herein, but  solely   as  Owner
                                          Trustee   under    the    Trust
                                          Agreement, as Lessor



                                        By________________________________
                                          Name:
                                          Title:


                                        CONTINENTAL AIRLINES, INC.,
                                          as Lessee



                                        By________________________________
                                          Name:
                                          Title:


     Receipt of this original counterpart of the foregoing Lease Agreement is hereby acknowledged on this ____ day of April, 1998.

                                        WILMINGTON TRUST COMPANY,
                                          as Mortgagee



                                        By________________________________
                                          Name:
                                          Title:

     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Agreement to be duly executed as of the day and year first above written.

                                        FIRST SECURITY BANK,
                                        NATIONAL ASSOCIATION,
                                          not in its individual capacity,
                                          except  as  expressly  provided
                                          herein, but  solely   as  Owner
                                          Trustee   under    the    Trust
                                          Agreement, as Lessor



                                        By________________________________
                                          Name:
                                          Title:


                                        CONTINENTAL AIRLINES, INC.,
                                          as Lessee



                                        By________________________________
                                          Name:
                                          Title:

                                           ------------------------------------
                                          |     EXHIBIT A - LEASE SUPPLEMENT   |
                                          |     LEASE AGREEMENT ___            |
                                           ------------------------------------


                             LEASE SUPPLEMENT NO.__


     LEASE SUPPLEMENT No. __, dated ________, 199_, between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement ____, dated as of April 21, 1998 with the Owner Participant named therein (such Owner Trustee, in its capacity as such Owner Trustee being herein called "Lessor"), and CONTINENTAL AIRLINES, INC., a Delaware corporation, as Lessee ("Lessee").

     Lessor and Lessee have heretofore entered into that certain Lease Agreement ____, dated as of April 21, 1998 relating to one [McDonnell Douglas Model DC-9-82][Boeing 737-3T0] aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery of this Lease Supplement for the purpose of leasing the Airframe and Engines under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

     The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease to which this Lease Supplement is attached and of which this Lease Supplement is a part, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.

     NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

     1. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease the following described [McDonnell Douglas Model DC-9-82][Boeing Model 737-3T0] aircraft (the "Aircraft"), which Aircraft as of the date hereof consists of the following components:

          (i) Airframe: U.S. Registration No. ___________; manufacturer's serial no. ___________; and

          (ii)  Engines:  two  (2)  _________________________  engines  bearing, respectively, manufacturer's serial nos. ___________ and ____________(each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

     2. The Closing Date for the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

     3. Lessee hereby confirms to Lessor that Lessee has duly and irrevocably accepted the Aircraft under and for all purposes hereof, of the Lease and of the other Lessee Operative Agreements.

     4. All of the terms and provisions of this Lease Supplement are hereby incorporated by reference in the Lease to the same extent as if fully set forth therein.

     5. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     6. To the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Mortgagee on the signature page thereof.

                     [This space intentionally left blank.]

     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed as of the day and year first above written.

                                        FIRST SECURITY BANK,
                                        NATIONAL ASSOCIATION,
                                          not in its individual capacity,
                                          except  as  expressly  provided
                                          herein, but  solely   as  Owner
                                          Trustee   under    the    Trust
                                          Agreement, as Lessor



                                        By________________________________
                                          Name:
                                          Title:


                                        CONTINENTAL AIRLINES, INC.,
                                          as Lessee



                                        By________________________________
                                          Name:
                                          Title:

     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed as of the day and year first above written.

                                        FIRST SECURITY BANK,
                                        NATIONAL ASSOCIATION,
                                          not in its individual capacity,
                                          except  as  expressly  provided
                                          herein, but  solely   as  Owner
                                          Trustee   under    the    Trust
                                          Agreement, as Lessor



                                        By________________________________
                                          Name:
                                          Title:


                                        CONTINENTAL AIRLINES, INC.,
                                          as Lessee



                                        By________________________________
                                          Name:
                                          Title:

     Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged on this ____ day of ___________, ___________.

                                        WILMINGTON TRUST COMPANY,
                                          as Mortgagee



                                        By________________________________
                                          Name:
                                          Title:

                                           ------------------------------------
                                          |     EXHIBIT B - LEASE SUPPLEMENT   |
                                          |     LEASE AGREEMENT ___            |
                                           ------------------------------------


                          RETURN ACCEPTANCE SUPPLEMENT


     RETURN ACCEPTANCE SUPPLEMENT dated ________, between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement ____, dated as of April 21, 1998, with the Owner Participant named therein (such Owner Trustee, in its capacity as such Owner Trustee being herein called "Lessor"), and CONTINENTAL AIRLINES, INC., a Delaware corporation, as Lessee ("Lessee").

     Lessor and Lessee have heretofore entered into that certain Lease Agreement ____, dated as of April 21, 1998, relating to one [McDonnell Douglas Model DC-9-82][Boeing Model 737-3T0] aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings). The Lease relates to the Airframe and Engines described below.

     NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

     1. This Return Acceptance Supplement is executed by Lessor and Lessee to confirm that on the date hereof the following described Airframe and Engines were returned by Lessee to Lessor:

          (i) Airframe: U.S. Registration No. ________________; manufacturer's serial no. __________________; and

          (ii)  Engines:   two  (2)   _____________________   engines   bearing,
     respectively,  manufacturer's serial nos.  ____________________________ and
     _________________________.

     2. This  Return  Acceptance  Supplement  is  intended  to be  delivered  in
_____________________.

     3. Lessor and Lessee agree that the return of the Aircraft is in compliance with Section 5 and Annex B of the Lease, except as set forth below:

     4. Lessor and Lessee agree that the Lease is terminated, except for the provisions thereof that expressly survive termination.

     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Return Acceptance Supplement to be duly executed as of the day and year first above written.

                                        FIRST SECURITY BANK,
                                        NATIONAL ASSOCIATION,
                                          not in its individual capacity,
                                          except  as  expressly  provided
                                          herein, but  solely   as  Owner
                                          Trustee   under    the    Trust
                                          Agreement, as Lessor



                                        By________________________________
                                          Name:
                                          Title:


                                        CONTINENTAL AIRLINES, INC.,
                                          as Lessee



                                        By________________________________
                                          Name:
                                          Title:

          [SCHEDULES 1-4 ARE OMITTED FROM THIS VERSION OF THE DOCUMENT

                AS CONTAINING CONFIDENTIAL FINANCIAL INFORMATION]

                                                      --------------------------
                                                      | SCHEDULE 5 - PERMITTED |
                                                      |        COUNTRIES       |
                                                      |  LEASE AGREEMENT ___   |
                                                      --------------------------

                                     PART A

                               PERMITTED COUNTRIES

Argentina                               Luxembourg

Australia                               Malaysia

Austria                                 Mexico

Bahamas                                 Netherlands

Belgium                                 New Zealand

Brazil                                  Norway

Canada                                  Philippines

Chile                                   Portugal

Denmark                                 Republic of China (Taiwan)

Finland                                 Singapore

France                                  South Africa

Germany                                 South Korea

Hungary                                 Sweden

Iceland                                 Switzerland

Indonesia                               Thailand

Ireland                                 United Kingdom

Italy                                   Venezuela

Japan

                                                      --------------------------
                                                      | SCHEDULE 5 - PERMITTED |
                                                      |        COUNTRIES       |
                                                      |  LEASE AGREEMENT ___   |
                                                      --------------------------

                                     PART B

                        DOMICILES OF PERMITTED SUBLESSEES

Argentina                               Malta

Australia                               Mexico

Austria                                 Morocco

Bahamas                                 Netherlands

Belgium                                 New Zealand

Brazil                                  Norway

Canada                                  Paraguay

Chile                                   Peoples Republic of China

Denmark                                 Philippines

Ecuador                                 Portugal

Finland                                 Republic of China (Taiwan)

France                                  Singapore

Germany                                 South Africa

Hungary                                 South Korea

Iceland                                 Sweden

India                                   Switzerland

Indonesia                               Thailand

Ireland                                 United Kingdom

Italy                                   Uruguay

Japan                                   Venezuela

Luxembourg

Malaysia

                                           ------------------------------------
                                          |       SCHEDULE 6 - PLACARDS        |
                                          |       LEASE AGREEMENT ___          |
                                           ------------------------------------


                                    PLACARDS



                            Owned by and Leased from

                   First Security Bank, National Association,
                  not in its individual capacity but solely as
                         Owner Trustee, Owner and Lessor

                                       and
                                  Mortgaged to

                            Wilmington Trust Company,
             not in its individual capacity but solely as Mortgagee

                                     ANNEX A


DEFINITIONS


GENERAL PROVISIONS

     (a) In each Operative Agreement, unless otherwise expressly provided, a reference to:

          (i) each of "Lessee," "Lessor," "Loan Participant," "Owner Trustee," "Owner Participant," "Mortgagee," "Note Holder" or any other person includes, without prejudice to the provisions of any Operative Agreement, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

          (ii) words importing the plural include the singular and words importing the singular include the plural;

          (iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Agreement, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement, instrument or document entered into in substitution or replacement therefor;

          (iv) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Closing Date, and thereafter from time to time;

          (v) the words "Agreement," "this Agreement," "hereby," "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Operative Agreement refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

          (vi) the words "including," "including, without limitation," "including, but not limited to," and terms or phrases of similar import when used in any Operative Agreement, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

          (vii) a "Section," an "Exhibit," an "Annex" or a "Schedule" in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex or a schedule to, such Operative Agreement or such annex, respectively.

     (b) Each exhibit, annex and schedule to each Operative Agreement is incorporated in, and shall be deemed to be a part of, such Operative Agreement.

     (c) Unless otherwise defined or specified in any Operative Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

     (d) Headings used in any Operative Agreement are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

     (e) For purposes of each Operative Agreement, the occurrence and continuance of a Lease Default or Lease Event of Default referred to in Section
14.5 shall not be deemed to prohibit the Lessee from taking any action or exercising any right that is conditioned on no Lease Event of Default, Lease Default or Special Default having occurred and be continuing if such Lease Default, Special Default or Lease Event of Default consists of the institution of reorganization proceedings with respect to Lessee under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have (i) agreed to perform its obligations under the Lease with the approval of the applicable court and thereafter shall have continued to perform such obligations in accordance with Section 1110 or (ii) shall have assumed the Lease with the approval of the relevant court and thereafter shall have continued to perform its obligations under the Lease.

DEFINED TERMS

     "ACT" means part A of subtitle VII of title 49, United States Code.

     "ACTUAL KNOWLEDGE" means (a) as it applies to Owner Trustee or Mortgagee, as the case may be, actual knowledge of a responsible officer in the Corporate Trust Department or the Corporate Trust Office, respectively, and (b) as it applies to Owner Participant or Lessee, actual knowledge of a Vice President or more senior officer of any Member of Owner Participant or Lessee, respectively, or any other officer of any Member of Owner Participant or Lessee, respectively, having responsibility for the transactions contemplated by the Operative

Agreements; PROVIDED that each of Lessee, Owner Participant, Owner Trustee and Mortgagee shall be deemed to have "Actual Knowledge" of any matter as to which it has received notice from Lessee, Owner Participant, any Note Holder, Owner Trustee or Mortgagee, such notice having been given pursuant to Section 15.7 of the Participation Agreement.

     "ADDITIONAL INSURED" is defined in Section D of Annex D to the Lease.

     "ADVERSE CHANGE IN TAX LAW" means (a) for Lessee, a Change in Tax Law that Lessee regards as one that could adversely affect the economic consequences of the transactions contemplated by the Participation Agreement and the other Operative Agreements that are anticipated by Lessee or (b) for Owner Participant, any Change in Tax Law that would adversely affect any of the following tax assumptions:

          (i) For federal income tax purposes, the Lease will be a "true" lease for purposes of the Code and Owner Participant will be treated as the owner of the Aircraft and Lessee will be treated as the lessee thereof;

          (ii) For federal income tax purposes, Owner Participant will be entitled to depreciation or cost recovery deductions with respect to Lessor' s Cost of the Aircraft; and

          (iii) For federal income tax purposes, Owner Participant will be entitled to deductions for interest payments on the Equipment Notes.

     "AFFILIATE" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

     "AFTER-TAX BASIS" means, with respect to any payment required to be made on an After-Tax Basis, that such payment shall be adjusted such that, after deduction of all Taxes resulting from receipt or accrual of such payment and any tax benefits realized as a result of the indemnified cost or liability, the net amount received is equal to such payment required to be made.

     "AIRCRAFT" means, collectively, the Airframe and Engines.

     "AIRCRAFT BILL OF SALE" means the full warranty bill of sale covering the Aircraft delivered by Lessee to Owner Trustee on the Delivery Date.

     "AIRCRAFT DOCUMENTS" means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA (and any other applicable Aviation Authority), to be maintained with respect to the Aircraft, Airframe, Engines or Parts; and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, by the FAA (and any other applicable Aviation Authority) regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of Lessee (PROVIDED, that all such materials shall be maintained in the English language).

     "AIRFRAME" means (a) the aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer's model number, United States registration number and Airframe Manufacturer's serial number set forth in Lease Supplement No. 1 and any Replacement Airframe and (b) any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless title to such Parts shall not be vested in Lessor in accordance with Section 8.1 and Annex C of the Lease. Upon substitution of a Replacement Airframe under and in accordance with the Lease, such Replacement Airframe shall become subject to the Lease and shall be the "Airframe" for all purposes of the Lease and the other Operative Agreements and thereupon the Airframe for which the substitution is made shall no longer be subject to the Lease, and such replaced Airframe shall cease to be the "Airframe."

     "AIRFRAME MANUFACTURER" means [McDonnell Douglas Corporation, a Maryland corporation][The Boeing Company, a Delaware corporation].

     "AMORTIZATION AMOUNT" means, with respect to any Equipment Note, as of any Payment Date, the amount determined by multiplying the percentage set forth opposite such Payment Date on the Amortization Schedule by the Original Amount of such Equipment Note.

     "AMORTIZATION SCHEDULE" means, with respect to each Equipment Note, the amortization schedule for such Equipment Note delivered pursuant to Section 2.02 of the Trust Indenture.

     "APPRAISER"  means  a  firm  of  internationally  recognized,   independent
aircraft appraisers.

     "AUTHORIZED TERMINATION DATE" is defined in Schedule 1 to the Lease.

     "AVERAGE LIFE DATE" for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

     "AVIATION AUTHORITY" means the FAA or, if the Aircraft is permitted to be, and is, registered with any other Government Entity under and in accordance with
Section 7.1.2 of the Lease, such other Government Entity.

     "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 U.S.C. ss. 101 ET SEQ.

     "BASE LEASE TERM" means the period beginning on and including the Closing Date and ending on the Scheduled Expiration Date, or such earlier date on which the Term terminates in accordance with the provisions of the Lease.

     "BASIC  PASS  THROUGH  TRUST   AGREEMENT"  means  the  Pass  Through  Trust
Agreement, dated September 25, 1997, between Lessee and Pass Through Trustee, but does not include any Trust Supplement.

     "BASIC RENT" means the rent payable for the Aircraft pursuant to Section 3.2.1(a) of the Lease.

     "BENEFICIAL OWNER" when used in relation to an Equipment Note means a Person that, by reason of direct ownership, contract, share ownership or otherwise, has the right to receive or participate in receiving, directly or indirectly, payments of principal, interest or Make-Whole Amount in respect of such Equipment Note; provided that a Person shall not be deemed to be a Beneficial Owner of an Equipment Note solely because another Person in which such a Person owns common stock or other equity securities is a registered holder or Beneficial Owner of such Equipment Note unless such Person is an Affiliate of such other Person.

     "BILLS OF SALE" means the Aircraft Bill of Sale and the FAA Bill of Sale.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Houston, Texas, Wilmington, Delaware, or Salt Lake City, Utah.

     "CASH EQUIVALENTS" means the following securities (which shall mature within 90 days of the date of purchase thereof): (a) direct obligations of the U.S. Government; (b) obligations fully guaranteed by the U.S. Government; (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, Owner Trustee, Mortgagee or any bank, trust company or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $500,000,000 and having a rate of "C" or better from the Thomson BankWatch Service; or (d) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's or Moody's equal to A1 or higher.

     "CHANGE IN TAX LAW" means any amendment, modification, addition or change in or to the provisions of the Code, any other federal tax statutes, the Treasury Regulations promulgated thereunder, the Internal Revenue Service Revenue Rulings, Revenue Procedures or other administrative or judicial interpretations of the Code or the federal tax statutes that affects the tax assumptions set forth in the Tax Indemnity Agreement or otherwise affects Owner Participant's anticipated Net Economic Return (other than a change in the alternative minimum tax or other change that results in Owner Participant being subject to alternative minimum tax or unable to fully utilize tax benefits because of its particular tax situation).

     "CITIZEN OF THE UNITED STATES" is defined in Section 40102(a)(15) of the Act and in the FAA Regulations.

     "CLOSING" means the occurrence of the following concurrent events: (i) sale of the Aircraft to the Owner Trustee and the filing of the FAA Bill of Sale with the FAA in connection therewith; (ii) payment of Lessor's Cost by Owner Trustee to Lessee; (iii) lease of the Aircraft by Owner Trustee to Lessee pursuant to the Lease; and (iv) completion of the other events contemplated by the Participation Agreement to occur at the Closing.

     "CLOSING DATE" means the Business Day specified in Lease Supplement No. 1 as the Closing Date, which shall be the date on which the Closing occurs.

     "CODE" means the Internal Revenue Code of 1986, as amended; PROVIDED, that when used in relation to a Plan, "Code" shall mean the Internal Revenue Code of 1986 and any regulations and rulings issued thereunder, all as amended and in effect from time to time.

     "COMMITMENT" means, for any Participant, the amount of its participation in the payment of Lessor's Cost.

     "COMMITMENT TERMINATION DATE" is defined in Schedule 3 to the Participation Agreement.

     "CONTINUOUS STAY PERIOD" is defined in Section 4.04(a) of the Trust Indenture.

     "CORPORATE TRUST DEPARTMENT" or "TRUST OFFICE" means the principal corporate trust office of Owner Trustee located from time to time at Owner Trustee's address for notices under the Participation Agreement or such other office at which Owner Trustee's corporate trust business shall be administered which Owner Trustee shall have specified by notice in writing to Lessee, Mortgagee and each Note Holder.

     "CORPORATE TRUST OFFICE" means the principal office of Mortgagee located at Mortgagee's address for notices under the Participation Agreement or such other office at which Mortgagee's corporate trust business shall be administered which Mortgagee shall have specified by notice in writing to Lessee, Owner Trustee and each Note Holder.

     "CRAF" means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C.ss. 9511-13 or any similar substitute program.

     "DEBT" means any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction or any other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments.

     "DEBT RATE" means, with respect to (i) any Series, the rate per annum specified for such Series under the heading "Interest Rate" in Schedule I to the Trust Indenture and (ii) any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Payment Due Rate.

     "DEFAULT" means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default.

     "DELAYED CLOSING DATE" means a delayed Closing Date established pursuant to
Section 4.3 of the Participation Agreement, which delayed Closing Date shall be a Business Day not later than the Commitment Termination Date.

     "DOLLARS," "UNITED STATES DOLLARS" or "$" means the lawful currency of the United States.

     "DOT" means the  Department of  Transportation  of the United States or any
Government   Entity   succeeding  to  the   functions  of  such   Department  of
Transportation.

     "ELIGIBLE ACCOUNT" means an account established by and with an Eligible Institution at the request of the Mortgagee, which institution agrees, for all purposes of the UCC including Article 8 thereof, that (a) such account shall be a "securities account" (as defined in Section 8-501 of the UCC), (b) all property (other than cash) credited to such account shall be treated as a "financial asset" (as defined in Section 8-102(9) of the UCC), (c) the Mortgagee shall be the "entitlement holder" (as defined in Section 8-102(7) of the UCC) in respect of such account, (d) it will comply with all entitlement orders issued by the Mortgagee to the exclusion of the Lessee and the Owner Trustee, and (e) the "securities intermediary jurisdiction" (under Section 8-110(e) of the UCC) shall be the State of New York.

     "ELIGIBLE INSTITUTION" means the corporate trust department of (a) Wilmington Trust Company, acting solely in its capacity as a "securities intermediary" (as defined in Section 8-102(14) of the UCC), or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody's and Standard & Poor's of at least A-3 or its equivalent.

     "ENFORCEMENT DATE" is defined in Section 4.03 of the Trust Indenture.

     "ENGINE" means (a) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer's model number and Engine Manufacturer's serial number set forth in Lease Supplement No. 1 and originally installed on the Airframe on delivery thereof pursuant to the Lease, and any Replacement Engine, in any case whether or not from time to time installed on such Airframe or installed on any other airframe or aircraft, and (b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless title to such Parts shall not be vested in Lessor in accordance with Section 8.1 and Annex C of the Lease. Upon substitution of a Replacement Engine under and in accordance with the Lease, such Replacement Engine shall become subject to the Lease and shall be an "Engine" for all purposes of the Lease and the other Operative Agreements and thereupon the Engine for which the substitution is made shall no longer be subject to the Lease, and such replaced Engine shall cease to be an "Engine."

     "ENGINE MANUFACTURER" means the Pratt & Whitney division of the United Technologies Corporation, a Delaware corporation.

     "EQUIPMENT  NOTE  REGISTER"  is  defined  in  Section  2.07  of  the  Trust
Indenture.

     "EQUIPMENT NOTES" means and includes any equipment notes issued under the Trust Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Trust Indenture) and any Equipment Note issued under the Trust Indenture in exchange for or replacement of any Equipment Note.

     "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations and rulings issued thereunder all as amended and in effect from time to time.

     "EVENT OF DEFAULT" is defined in Section 4.02 of the Trust Indenture.

     "EVENT OF LOSS" means, with respect to the Aircraft, Airframe or any Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:

     (a) the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use by Lessee;

     (b) the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

     (c) any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more;

     (d) any seizure, condemnation, confiscation, taking or requisition (including loss of title) of such property by any Government Entity or purported Government Entity (other than a requisition of use by a U.S. Government Entity) for a period exceeding 180 consecutive days or, if earlier, at the end of the Term or, in the case of a requisition of title, the requisition of title shall not have been reversed within 90 days from the date of such requisition of title or, if earlier, at the end of the Term;

     (e) any seizure, condemnation, confiscation, taking or requisition of use of such property by any U.S. Government Entity that continues until the 30th day after the last day of the Term, PROVIDED that no such Event of Loss shall exist if Lessor shall have elected not to treat such event as an Event of Loss pursuant to Section 10.6 of the Lease; and

     (f) as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Government Entity of the government of registry of the Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of the Aircraft, the use of such property in the normal course of Lessee's business of passenger air transportation is prohibited for a period of 180 consecutive days, unless Lessee, prior to the expiration of such 180 day period, shall have undertaken and shall be diligently carrying forward such steps as may be necessary or desirable to permit the normal use of such property by Lessee, but in any event if such use shall have been prohibited for a period of one year (or if earlier the expiration of the Term), provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Lessee's entire U.S. fleet of such property and Lessee, prior to the expiration of such one-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, in a manner which does not discriminate against such property in so conforming such property, steps which are necessary or desirable to permit the normal use of the Aircraft by Lessee, but in any event if such use shall have been prohibited for a period of two years or such use shall be prohibited at the expiration of the Term.

     An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to its Airframe. The date of such Event of Loss shall be the date of such loss, damage, insurance settlement, seizure, condemnation, taking or requisition of title or use or prohibition, except that for purpose of clause (c), (d), (e) and (f) above, no Event of Loss shall be deemed to have occurred until the date of expiration of the applicable period referred to therein (unless an insurance settlement shall have occurred prior to such date).

     "EXCLUDED PAYMENTS" means (i) indemnity payments paid or payable by Lessee to or in respect of Owner Participant, or Owner Trustee in its individual capacity, their respective Affiliates, successors and permitted assigns and their directors, officers, employees, servants and agents pursuant to Section 9 of the Participation Agreement or any corresponding payments under the Lease,
(ii) proceeds of public liability insurance paid or payable as a result of insurance claims made, or losses suffered, by Owner Trustee in its individual capacity or by Owner Participant, that are payable directly to Owner Trustee in its individual capacity, or Owner Participant, respectively, for their own account, (iii) proceeds of insurance maintained with respect to the Aircraft by Owner Participant or any Affiliate thereof for its or their own account or benefit (whether directly or through Owner Trustee) and permitted under Section
11.2 of the Lease, (iv) all payments required to be made under the Tax Indemnity Agreement by Lessee whether or not denominated as Supplemental Rent, (v) any Transaction Expenses paid or payable by the Lessee to the Owner Trustee (to the extent for its sole benefit) or the Owner Participant pursuant to the Lease or the Participation Agreement, (vi) any amount payable to the Owner Participant by any transferee as the purchase price of the Owner Participant's interest in the Trust Estate, (vii) any interest that pursuant to the Operative Agreements may from time to time accrue in respect of any of the amounts described in clauses
(i) through (vi) above, (viii) any right to enforce the payment of any amount described in clauses (i) through (vii) above (PROVIDED, that the rights referred to in this clause (viii) shall not be deemed to include the exercise of any remedies provided for in the Lease other than the right to sue for specific performance of any covenant to make such payment or to sue for damages in respect of the breach of any such covenant) and (ix) any right to exercise any election or option or make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case, only to the extent relating to, any Excluded Payments.

     "EXISTING SECURITY AGREEMENT" is defined in Schedule 3 to the Participation Agreement.

     "EXISTING SECURITY AGREEMENT RELEASE" means the release of the Aircraft, the Aircraft Documents and certain other collateral from the Lien of the Existing Security Agreement.

     "EXPENSES" means any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation).

     "EXPENSES OF SALE" is defined in Section 9.2.2(a) of the Lease.

     "FAA" means the Federal Aviation Administration of the United States or any
Government   Entity  succeeding  to  the  functions  of  such  Federal  Aviation
Administration.

     "FAA BILL OF SALE" means a bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered to Owner Trustee on the Closing Date by Lessee.

     "FAA FILED DOCUMENTS" means the Lease, Lease Supplement No. 1, the Trust Indenture, the Trust Agreement, the initial Trust Indenture Supplement, the FAA Bill of Sale, an application for registration of the Aircraft with the FAA in the name of Owner Trustee and the Existing Security Agreement Release.

     "FAA  REGULATIONS"  means  the  Federal  Aviation   Regulations  issued  or
promulgated pursuant to the Act from time to time.

     "FAIR MARKET RENTAL VALUE" means the fair market rental value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing lessee under no compulsion to lease, and an informed and willing lessor under no compulsion to lease, the Aircraft, for the applicable Renewal Lease Term, assuming that (a) the Aircraft has been maintained in accordance with, and is in the condition required by, the Lease, (b) payments of rent would be made semiannually (or for any such applicable shorter period ended on the first or last Payment Dates of any Renewal Lease Term), and (c) the Aircraft would be leased during any such Renewal Lease Term on the same terms and conditions as are set forth in the Lease with respect to the Base Lease Term.

     "FAIR MARKET SALES VALUE" means, except otherwise provided in Section 15.4 of the Lease, the fair market sales value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing buyer under no compulsion to buy, and an informed and willing seller under no compulsion to sell, the Aircraft, in a transaction that would close on or about the relevant time of determination, assuming that (a) the Aircraft has been maintained in accordance with, and is in the condition required by, the Lease and (b) the Aircraft would be delivered to such informed and willing buyer in the return condition required by the Lease.

     "FINANCING STATEMENTS" means, collectively,  (i) UCC-1 financing statements
(a) covering the Trust Indenture Estate, by Owner Trustee, as debtor, showing Mortgagee as secured party, for filing in Utah and each other jurisdiction that, in the opinion of Mortgagee, is necessary to perfect its Lien on the Trust Indenture Estate and (b) covering the Lease and the Aircraft, as a precautionary matter, by Lessee, as lessee, showing Owner Trustee as lessor and Mortgagee as assignee of Owner Trustee, for filing in Texas and each other jurisdiction that, in the opinion of Owner Trustee and Mortgagee, is reasonably desirable and (ii) UCC-3 financing statements evidencing the release of the Aircraft, Aircraft Documents and other collateral from the Lien of the Existing Security Agreement for filing in Texas and each other jurisdiction that, in the opinion of Owner Trustee and Mortgagee, is reasonably desirable.

     "FIRST SECURITY" means First Security Bank, National Association, a national banking association, not in its capacity as Owner Trustee under the Trust Agreement, but in its individual capacity.

     "GAAP" means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person's financial statements.

     "GOVERNMENT ENTITY" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

     "GTA" means the General Terms Agreement as defined in the Purchase Agreement Assignment.

     "INDEMNITEE" means (i) First Security and Owner Trustee, (ii) WTC and Mortgagee, (iii) each separate or additional trustee appointed pursuant to the Trust Agreement or the Trust Indenture, (iv) each Participant, (v) the Trust Estate and the Trust Indenture Estate, (vi) each Affiliate of the persons described in clauses (i) through (iv), inclusive, (vii) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (iv) inclusive and in clause (vi), (viii) the successors and permitted assigns of the persons described in clauses (i) through
(iv), inclusive, and in clauses (vi) and (vii), and (ix) the Pass Through Indemnitees; PROVIDED that the Pass Through Indemnitees are Indemnitees only for purposes of Section 9.1 of the Participation Agreement. If any Indemnitee is Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either thereof, such Person shall be an Indemnitee only in its capacity as Owner Participant, Loan Participant or Note Holder.

     "INDENTURE AGREEMENTS" means the Participation Agreement, the Lease, the Bills of Sale and any other contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.

     "INDENTURE DEFAULT" means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute an Indenture Event of Default.

     "INDENTURE EVENT OF DEFAULT" means any one or more of the conditions, circumstances, acts or events set forth in Section 4.02 of the Trust Indenture.

     "INDENTURE INDEMNITEE" means (i) WTC and the Mortgagee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture, (iii) the Subordination Agent, (iv) the Liquidity Provider, (v) each Pass Through Trustee, and (vi) each of the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (v) inclusive above.

     "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement among the Pass Through Trustees, the Liquidity Provider and the Subordination Agent, dated as of the Issuance Date, PROVIDED that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by Lessee.

     "IRS" means the Internal Revenue Service of the United States or any Government Entity succeeding to the functions of such Internal Revenue Service.

     "ISSUANCE DATE" means April 21, 1998.

     "LAW" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

     "LEASE" or "LEASE AGREEMENT" means the Lease Agreement ____, dated as of even date with the Participation Agreement, between Owner Trustee and Lessee.

     "LEASE DEFAULT" means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute a Lease Event of Default.

     "LEASE EVENT OF DEFAULT" means any one or more of the conditions, circumstances, acts or events set forth in Section 14 of the Lease.

     "LEASE SUPPLEMENT" means a supplement to the Lease, in the form of Exhibit A to the Lease.

     "LEASE SUPPLEMENT NO. 1" means the initial Lease Supplement, dated the Closing Date.

     "LESSEE" means Continental Airlines, Inc., a Delaware corporation.

     "LESSEE OPERATIVE AGREEMENTS" means the Participation Agreement, the Lease, Lease Supplement No. 1, the Tax Indemnity Agreement, the Bills of Sale, and each other agreement between Lessee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Closing Date.

     "LESSEE PERSON" means Lessee, any sublessee, assignee, successor or other user or person in possession of the Aircraft, Airframe or an Engine with or without color of right, or any Affiliate of any of the foregoing (excluding any Tax Indemnitee or any related Tax Indemnitee with respect thereto, or any person using or claiming any rights with respect to the Aircraft, Airframe or an Engine directly by or through any of the persons in this parenthetical, but not excluding any Person claiming directly or indirectly through or under the Lease).

     "LESSEE'S ADVISOR" is defined in Schedule 3 to the Participation Agreement.

     "LESSOR" means Owner Trustee in its capacity as lessor under the Lease.

     "LESSOR LIEN" means, with respect to any person and in respect of any property (including, without limitation, the Trust Estate, the Trust Indenture Estate, the Aircraft, Airframe, Engines, Parts or Aircraft Documents) or any payments, any Lien on such property or payments which (a) arises from claims against such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) not related to any of the transactions contemplated by the Operative Agreements, (b) results from acts or omissions of such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) in violation of such person's obligations under any of the terms of the Operative Agreements, or not related to the transactions contemplated by the Operative Agreements, (c) is imposed as a result of Taxes against such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) or any of its Affiliates not required to be indemnified by Lessee under the Participation Agreement, or (d) claims against such person arising out of any transfer by such person of its interest in the Aircraft, the Trust Estate or the Operative Agreements, other than a Transfer permitted by the terms of the Operative Agreements or pursuant to the exercise of remedies set forth in Section 15 of the Lease.

     "LESSOR'S COST" means the aggregate of the amounts paid by Owner Trustee to Lessee to purchase the Aircraft pursuant to the Participation Agreement, and is designated by Dollar amount in Schedule 3 to the Participation Agreement.

     "LIEN" means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest affecting the title to or any interest in property.

     "LIFE LIMITED PARTS" means any Part requiring replacement, overhaul, bench check or other action that necessitates removal of such Part from the Aircraft on a time (flight hours, cycle or calendar) specified basis as defined by the type certificate, the MPD, the Maintenance Program or the Maintenance Manual of the Airframe Manufacturer or Engine Manufacturer.

     "LIMITED LIABILITY COMPANY AGREEMENT" means the Limited Liability Company Agreement, dated as of the Issuance Date, relating to the organization and operation of Owner Participant.

     "LIQUIDITY FACILITIES" means the three Revolving Credit Agreements (consisting of a separate Revolving Credit Agreement with the Liquidity Provider with respect to each Pass Through Trust) between the Subordination Agent, as borrower, and the Liquidity Provider, each dated as of the Issuance Date, PROVIDED that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, any such Liquidity Facility shall be effective, unless consented to by Lessee.

     "LIQUIDITY PROVIDER" means Westdeutsche Landesbank Girozentrale, acting through its New York branch, as a Class A Liquidity Provider, Class B Liquidity Provider, and Class C Liquidity Provider (as such terms are defined in the Intercreditor Agreement) under the respective Liquidity Facilities, or any successor thereto.

     "LOAN PARTICIPANTS" mean, until the Closing shall have been consummated, the Pass Through Trustees, and after the Closing shall have been consummated, each Note Holder.

     "LOSS  PAYMENT  DATE"  means the date on which  payment is due  pursuant to
Section 10.1.2(a)(i) of the Lease.

     "MAINTENANCE PROGRAM" is defined in Annex C to the Lease.

     "MAJORITY IN INTEREST OF NOTE HOLDERS" means as of a particular date of determination, the holders of a majority in aggregate unpaid Original Amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by Owner Trustee, Lessee, or Owner Participant or any Affiliate of any such party or any interests of Owner Trustee or Owner Participant therein by reason of subrogation pursuant to Section 4.03 of the Trust Indenture (unless all Equipment Notes then outstanding shall be held by Owner Trustee, Lessee, Owner Participant or any Affiliate of any thereof)); PROVIDED that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder any Note Holder of an Equipment Note or Equipment Notes may allocate, in such Note Holder's sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

     "MAKE-WHOLE AMOUNT" means, with respect to any Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination. For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519) "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

     "MANAGER" means the manager of the Owner Participant, determined in accordance with the Limited Liability Company Agreement.

     "MANUFACTURER SUBLESSEE" means the Airframe Manufacturer, Airbus Industrie, United Technologies Corporation, Pratt & Whitney Group, Commercial Products Division, The General Electric Company and Rolls-Royce plc.

     "MATERIAL ADVERSE CHANGE" means, with respect to any person, any event, condition or circumstance that materially and adversely affects such person's business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities and agreements under the Operative Agreements.

     "MEMBER" means each member of Owner Participant, determined in accordance with the Limited Liability Company Agreement.

     "MINIMUM LIABILITY INSURANCE AMOUNT" is defined in Schedule 1 to the Lease.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MORTGAGED PROPERTY" is defined in Section 3.03 of the Trust Indenture.

     "MORTGAGEE" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as loan trustee under the Trust Indenture.

     "MORTGAGEE AGREEMENTS" means, collectively, the Participation Agreement, the Trust Indenture and each other agreement between Mortgagee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Closing Date.

     "MORTGAGEE EVENT" means (i) in the event of a reorganization proceeding involving the Lessee under Chapter 11 of the Bankruptcy Code, (A) the trustee in such proceeding or the Lessee not assuming or agreeing to perform its obligations under the Lease, as contemplated under Section 1110, during the 60-day period under Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) or (B) at any time after agreeing to perform or assuming such obligations, such trustee or the Lessee ceasing to perform such obligations with the result that the Continuous Stay Period comes to an end or (ii) either the Equipment Notes shall have become due and payable pursuant to Section 4.04(b) of the Trust Indenture or Mortgagee has taken action or notified Owner Trustee that it intends to take action to foreclose the Lien of the Trust Indenture or otherwise commence the exercise of any significant remedy in accordance with Section 4.04(a) of the Trust Indenture.

     "NET ECONOMIC RETURN" means the Owner Participant's net after-tax yield utilizing the multiple investment sinking fund method of analysis and aggregate net after-tax cash flow, computed on the basis of the same methodology and assumptions as were utilized by the initial Owner Participant in determining Basic Rent, Stipulated Loss Value percentages and Termination Value percentages, as of the Closing Date, as such assumptions may be adjusted for events that have been the basis for adjustments to Basic Rent pursuant to Section 3.2.1(b) of the Lease or events giving rise to indemnity payments pursuant to Section 5.1 of the Tax Indemnity Agreement; PROVIDED, that, if the initial Owner Participant shall have transferred its interest, Net Economic Return shall be calculated as if the initial Owner Participant had retained its interest; PROVIDED FURTHER, that, notwithstanding the preceding proviso, solely for purposes of Section 11 of the Participation Agreement and calculating any adjustments to Basic Rent,

Stipulated Loss Values and Termination Values in connection with a refunding pursuant to such Section 11 at a time when Owner Participant is a transferee (other than an Affiliate of the initial Owner Participant), the after-tax yield (but not the after-tax cash flow) component of Net Economic Return shall be calculated on the basis of the methodology and assumptions utilized by the transferee Owner Participant as of the date on which it acquired its interest.

     "NET PRESENT VALUE OF RENTS" means the present value, as of the date of determination, discounted at 10% per annum, compounded semiannually to the date of determination, of all unpaid Basic Rent payments during the then-remaining portion of the Base Lease Term, expressed as a percentage of Lessor's Cost.

     "NET WORTH" means, for any person, the excess of its total assets over its total liabilities.

     "NEW DEBT" means debt securities in an aggregate principal amount specified in the Refunding Information.

     "NON-U.S. PERSON" means any Person other than a United States person, as defined in Section 7701(a)(30) of the Code.

     "NOTE HOLDER" means at any time each registered holder of one or more Equipment Notes.

     "OFFICER'S CERTIFICATE" means, in respect of any party to the Participation Agreement, a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant or Staff Vice President), the Treasurer or the Secretary of such party or, in the case of Owner Participant, of the Manager of Owner Participant.

     "OPERATIVE AGREEMENTS" means, collectively, the Participation Agreement, the Trust Agreement, the Lease, Lease Supplement No. 1, the Trust Indenture, the initial Trust Indenture Supplement, the Bills of Sale, the Tax Indemnity Agreement, and the Equipment Notes.

     "OPERATIVE INDENTURES" means each of the indentures under which notes have been issued and purchased by the Pass Through Trustees.

     "ORIGINAL AMOUNT," with respect to an Equipment Note, means the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, means the aggregate stated original principal amounts of all Equipment Notes.

     "OWNER PARTICIPANT" means the person executing the Participation Agreement as "Owner Participant" or, if a second person becomes an "Owner Participant" pursuant to Section 10.1.1 of the Participation Agreement, both of such persons; PROVIDED that if an Owner Participant Transfers 100% of its interest to a successor Owner Participant, such transferring Owner Participant shall thereafter no longer be considered an "Owner Participant".

     "OWNER PARTICIPANT AGREEMENTS" means, collectively, the Participation Agreement, the Tax Indemnity Agreement, the Trust Agreement and each other agreement between Owner Participant and any other party to the Participation Agreement relating to the Transactions, delivered on the Closing Date.

     "OWNER PARTICIPANT'S PERCENTAGE" means the percentage of Lessor's Cost allocated to the Owner Participant in Schedule 2 to the Participation Agreement.

     "OWNER TRUSTEE" means First Security Bank, National Association, a national banking association, not in its individual capacity, except as expressly provided in any Operative Agreement, but solely as Owner Trustee under the Trust Agreement.

     "OWNER TRUSTEE AGREEMENTS" means, collectively, the Participation Agreement, the Lease, Lease Supplement No. 1, the Trust Agreement, the Trust Indenture, the initial Trust Indenture Supplement, the Equipment Notes, and each other agreement between Owner Trustee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Closing Date.

     "PARTICIPANTS"  means,  collectively,   Owner  Participant  and  each  Loan
Participant and "Participant" means Owner Participant or a Loan Participant, individually.

     "PARTICIPATION AGREEMENT" means the Participation Agreement ____ dated as of April 21, 1998, among Lessee, Owner Participant, Owner Trustee, the Pass Through Trustees, Subordination Agent and Mortgagee.

     "PARTS" means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any items leased by Lessee from a third party other than Lessor)), that may from time to time be installed or incorporated in or attached or appurtenant to the Airframe or any Engine.

     "PASS THROUGH AGREEMENTS" means the Pass Through Trust Agreements, the Intercreditor Agreement, the Liquidity Facilities and the Fee Letters referred to in Section 2.03 of each of the Liquidity Facilities, PROVIDED, that no amendment, modification or supplement to, or substitution or replacement of, any such Fee Letter shall be effective for purposes of any obligation of Lessee, unless consented to by Lessee.

     "PASS THROUGH CERTIFICATES" means the pass through certificates issued by the Pass Through Trusts (and any other pass through certificates for which such pass through certificates may be exchanged).

     "PASS THROUGH INDEMNITEES" means (i) the Subordination Agent, the Liquidity Provider, and the Pass Through Trustees, (ii) each Affiliate of a person described in the preceding clause (i), (iii) the respective directors, officers, employees, agents and servants of each of the persons described in the preceding clauses (i) and (ii) and (iv) the successors and permitted assigns of the persons described in the preceding clauses (i), (ii) and (iii).

     "PASS THROUGH TRUST" means each of the three separate pass through trusts created under the Pass Through Trust Agreements.

     "PASS THROUGH TRUST AGREEMENT" means each of the three separate Trust Supplements, together in each case with the Basic Pass Through Trust Agreement, each dated as of the Issuance Date by and between the Lessee and a Pass Through Trustee PROVIDED, that for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, any such Agreement shall be effective unless consented to by Lessee.

     "PASS THROUGH TRUSTEE" means Wilmington Trust Company, a Delaware banking corporation, in its capacity as trustee under each Pass Through Trust Agreement.

     "PASS THROUGH TRUSTEE AGREEMENTS" means the Participation Agreement, the Pass Through Trust Agreements and the Intercreditor Agreement.

     "PAYMENT DATE" means (i) each April 15 and October 15 during the Term, commencing with the first such date to occur after the Closing Date, (ii) the Scheduled Expiration Date and (iii) each Scheduled Renewal Term Expiration Date.

     "PAYMENT DUE RATE" is defined in Schedule 1 to the Lease.

     "PAYMENT PERIOD" means each of the consecutive semiannual periods (or such applicable shorter period ended on the Scheduled Expiration Date and the first and last Payment Dates of any Renewal Lease Term) during the Term ending on a Payment Date, the first such period commencing on and including the Closing Date.

     "PERMITTED AIR CARRIER" means (i) any Manufacturer Sublessee, or any Affiliate of a Manufacturer Sublessee, in each case, based in the United States,
(ii) any Permitted Foreign Air Carrier, (iii) any person approved in writing by Lessor and Owner Participant, (iv) the U.S. Government or (v) any U.S. Air Carrier.

     "PERMITTED COUNTRY" means any country listed on Part A of Schedule 5 to the Lease.

     "PERMITTED FOREIGN AIR CARRIER" means (i) any air carrier with its principal executive offices in any country listed in Part B of Schedule 5 to the Lease and which is authorized to conduct commercial airline operations and to operate jet aircraft similar to the Aircraft under the applicable Laws of such country or (ii) any Manufacturer Sublessee or any Affiliate of Manufacturer Sublessee, in each case with its principal executive offices in any country listed in Part B of Schedule 5 to the Lease.

     "PERMITTED GOVERNMENT ENTITY" means (i) the U.S. Government or (ii) any Government Entity if the Aircraft is then registered under the laws of the country of such Government Entity.

     "PERMITTED INSTITUTION" means (a) any bank, trust company, insurance company, financial institution or corporation (other than, without Lessee's consent, an air carrier (as defined in Section 1.1 of the FAA Regulations), a commercial operator (as defined in Section 1.1 of the FAA Regulations) or Affiliate of any of the foregoing), in each case with a combined capital and surplus or net worth of at least $50,000,000.

     "PERMITTED LIEN" means any Lien described in clauses (a) through (g), inclusive, of Section 6 of the Lease.

     "PERMITTED SUBLEASE" means a sublease permitted under Section 7.2.7 of the Lease.

     "PERMITTED SUBLESSEE" means the sublessee under a Permitted Sublease.

     "PERSONS" or "PERSONS" means individuals, firms, partnerships, joint ventures, trusts, trustees, Government Entities, organizations, associations, corporations, government agencies, committees, departments, authorities and other bodies, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

     "PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA, or any plan within the meaning of Section 4975(e)(1) of the Code.

     "PRELIMINARY NOTICE" is defined in Section 17.1 of the Lease.

     "PREMIUM TERMINATION DATE" means April 15, 2007, in the case of the Series A Equipment Notes, October 15, 2004 in the case of the Series B Equipment Notes and October 15, 2002 in the case of the Series C Equipment Notes.

     "PTT PERCENTAGE" means, with respect to each Pass Through Trustee, the percentage of Lessor's Cost allocated to such Pass Through Trustee in Schedule 2 to the Participation Agreement.

     "QIB" is defined in Section 2.08 of the Trust Indenture.

     "REFUNDING CERTIFICATE" means a certificate of an authorized representative of Owner Participant delivered pursuant to Section 11.1.1 of the Participation Agreement, setting forth (a) the Refunding Date and (b) the following information, subject to the limitations set forth in Section 11 of the Participation Agreement: (i) the principal amount of debt to be issued by Owner Trustee on the Refunding Date, (ii) the proposed adjusted debt/equity ratio and
(iii) the proposed revised schedules of Basic Rent, Stipulated Loss Value percentages and Termination Value percentages, and the proposed Amortization Schedules, calculated in accordance with Section 3.2.1 of the Lease.

     "REFUNDING DATE" means the proposed date on which the outstanding Equipment
Notes  will  be  redeemed  and   refinanced   pursuant  to  Section  11  of  the
Participation Agreement.

     "REFUNDING INFORMATION" means the information set forth in the Refunding Certificate (other than the Refunding Date) as such information may have been revised by any verification procedures demanded by Lessee pursuant to Section 3.2.1(d) of the Lease.

     "RENEWAL LEASE TERM" means each term for which the Lease is extended by Lessee, if any, pursuant to the first and second such extensions in accordance with Section 17 of the Lease.

     "RENEWAL NOTICE" is defined in Section 17.2.1 of the Lease.

     "RENEWAL RENT" for the Aircraft means the rent payable therefor in respect of a Renewal Lease Term determined pursuant to Section 17.2.2 of the Lease.

     "RENT" means, collectively, Basic Rent, Renewal Rent and Supplemental Rent.

     "REPLACEMENT AIRFRAME" means any airframe substituted for the Airframe pursuant to Section 10 of the Lease.

     "REPLACEMENT ENGINE" means an engine substituted for an Engine pursuant to the Lease.

     "RETURN ACCEPTANCE SUPPLEMENT" means a Return Acceptance Supplement, dated as of the date the Aircraft is returned to Lessor pursuant to Section 5 of the Lease, by Lessor and Lessee substantially in the form of Exhibit B to the Lease.

     "SCHEDULED CLOSING DATE" means the expected Closing Date notified to each Participant, Owner Trustee and Mortgagee by Lessee pursuant to Section 4.1 of the Participation Agreement, which expected Closing Date shall be a Business Day not later than the Commitment Termination Date.

     "SCHEDULED EXPIRATION DATE" is defined in Schedule 1 to the Lease.

     "SCHEDULED RENEWAL TERM EXPIRATION DATE" means, in the case of a Renewal Lease Term, the Scheduled Renewal Term Expiration Date as elected by Lessee pursuant to Section 17.2 of the Lease.

     "SEC" means the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.

     "SECTION 1110" means 11 U.S.C. ss. 1110 of the Bankruptcy Code or any successor or analogous section of the federal bankruptcy Law in effect from time to time.

     "SECURED OBLIGATIONS" is defined in Section 2.06 of the Trust Indenture.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITY" means a "security" as defined in Section 2(1) of the Securities Act.

     "SENIOR HOLDER" is defined in Section 2.14(c) of the Trust Indenture.

     "SERIES" means any of Series A, Series B or Series C.

     "SERIES A" or "SERIES A EQUIPMENT NOTES" means Equipment Notes issued under the Trust Indenture and designated as "Series A" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series A."

     "SERIES B" or "SERIES B EQUIPMENT NOTES" means Equipment Notes issued under the Trust Indenture and designated as "Series B" thereunder, in the Original

Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series B."

     "SERIES C" or "SERIES C EQUIPMENT NOTES" means Equipment Notes issued under the Trust Indenture and designated as "Series C" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series C."

     "SIMILAR AIRCRAFT" is defined in Schedule 1 to the Lease.

     "SLV RATE" is defined in Schedule 1 to the Lease.

     "SPECIAL DEFAULT" means (i) the failure by Lessee to pay any amount of Basic Rent, Renewal Rent, Stipulated Loss Value or Termination Value when due or
(ii) the occurrence of any Lease Default or Lease Event of Default referred to in Section 14.5 of the Lease.

     "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "STIPULATED LOSS VALUE" means, with respect to the Aircraft, (a) during the Base Lease Term, the amount determined by multiplying (i) the percentage set forth in Schedule 3 to the Lease (as adjusted from time to time in accordance with Section 3.2.1 of the Lease) opposite the Stipulated Loss Value Date by (ii) Lessor's Cost and (b) during any Renewal Lease Term, the amount determined pursuant to Section 17.2.3 of the Lease. Notwithstanding anything to the contrary in any Operative Agreement, Stipulated Loss Value shall always be sufficient to pay in full, as of the date of payment thereof (assuming timely payment of the Equipment Notes prior to such date), the aggregate unpaid principal amount of all Equipment Notes outstanding as of such date, together with accrued and unpaid interest on all such Equipment Notes as of such date.

     "STIPULATED LOSS VALUE DATE" means, for any month, the day in such month specified in Schedule 3 to the Lease or, if such day is not a Business Day, the immediately succeeding Business Day.

     "SUBORDINATION AGENT" means Wilmington Trust Company, as subordination agent under the Intercreditor Agreement.

     "SUBORDINATION AGENT AGREEMENTS" means the Participation Agreement, the Liquidity Facilities and the Intercreditor Agreement.

     "SUPPLEMENTAL RENT" means, without duplication (a) all amounts, liabilities, indemnities and obligations (other than Basic Rent or Renewal Rent but including Make-Whole Amount, if any) that Lessee assumes or becomes obligated to or agrees to pay under any Lessee Operative Agreement to or on behalf of Lessor or any other person, including, without limitation, payments of Stipulated Loss Value, Termination Value, any amounts in respect of a purchase price payable pursuant to Section 17.3 of the Lease and payments of indemnities under Section 9 of the Participation Agreement, but excluding any amount as to which Lessee is obligated to pay a pro rata share pursuant to clause (e) of this definition, (b) (i) an amount or amounts equal to the fees payable to the relevant Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate principal amount of the Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes and the denominator of which shall be the then outstanding aggregate principal amount of all "Series A Equipment Notes", "Series B Equipment Notes" and "Series C Equipment Notes" (each as defined in each of the Operative Indentures); (ii) (x) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under
Section 3.07 of each Liquidity Facility minus Investment Earnings from such Downgrade Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iii) (x) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings from such Non-Extension Advance multiplied by (y) the fraction specified in the forgoing clause (i);
(iv) if any payment default shall have occurred and be continuing with respect to interest on any Series A Equipment Notes, Series B Equipment Notes or Series C Equipment Notes, (x) the excess, if any, of (1) an amount equal to interest on any Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance payable under Section 3.07 of each Liquidity Facility OVER (2) the sum of Investment Earnings from any Final Advance PLUS any amount of interest at the Payment Due Rate actually payable (whether or not in fact paid) by Lessee in respect of the overdue scheduled interest on the Equipment Notes in respect of which such Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance was made multiplied by (y) a fraction the numerator of which shall be the then aggregate overdue amounts of interest on the Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which shall be the then aggregate overdue amounts of interest on all "Series A Equipment Notes", "Series B Equipment Notes" and "Series C Equipment Notes" (each as defined in each of the

Operative Indentures) (other than interest becoming due and payable solely as a result of acceleration of any such "Equipment Notes"); and (v) Lessee's pro rata share of any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances), except to the extent payable pursuant to clause (i), (ii), (iii) or (iv) above, (c) Lessee's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Lessee under the Pass Through Trust Agreements, (d) Lessee's pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement and (e) Lessee's pro rata share of any amount payable under Section 9.1 (and, if attributable thereto, Section 9.5) of the Participation Agreement to any Pass Through Indemnitee to the extent such amount relates to, results from or arises out of or in connection with (i) the Pass Through Agreements or the enforcement of any of the terms of any of the Pass Through Agreements, (ii) the offer, sale, or delivery or the Pass Through Certificates or any interest therein or represented thereby or (iii) any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Lessee under any Pass Through Agreement or the falsity of any representation or warranty of Lessee in any Pass Through Agreement. As used herein, "Lessee's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Equipment Notes and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" (as such term is defined in each of the Operative Indentures). For purposes of this definition, the terms "Applied Downgrade Advance", "Applied Non-Extension Advance", "Cash Collateral Account", "Downgrade Advance", "Final Advance", "Investment Earnings", "Non-Extension Advance" and "Unpaid Advance" shall have the meanings specified in each Liquidity Facility. For the avoidance of doubt, it is understood and agreed that Supplemental Rent includes, without limitation, any amounts payable under the third paragraph of Section 2.02 of the Trust Indenture.

     "TAX ATTRIBUTE PERIOD" is defined in Section 1(e) of the Tax Indemnity Agreement.

     "TAX INDEMNITEE" means (a) First Security and Owner Trustee, (b) WTC and Mortgagee, (c) each separate or additional trustee appointed pursuant to the Trust Agreement or the Trust Indenture, (d) each Participant, (e) the Trust

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Estate  and the  Trust  Indenture  Estate  and (f)  the  respective  successors, assigns, agents and servants of the foregoing.

     "TAX INDEMNITY  AGREEMENT" means the Tax Indemnity  Agreement,  dated as of
even  date  with  the   Participation   Agreement,   between  Lessee  and  Owner
Participant.

     "TAXES" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

     "TAXING AUTHORITY" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

     "TERM" means the term, commencing on the Closing Date, for which the Aircraft is leased pursuant to Section 3 of the Lease, and shall include, the Base Lease Term and, if applicable, any Renewal Lease Term; PROVIDED that if at the scheduled end of the Term the Aircraft or Airframe is being used, or was within six (6) months prior thereto being used, by the U.S. Government pursuant to CRAF, the Term shall be deemed extended for the period necessary to accommodate usage of the Aircraft or Airframe pursuant to CRAF plus six months thereafter, and Lessee shall be obligated to pay Basic Rent with respect to any such period of extension at a semiannual rate equal to the higher of (x) average of the Basic Rent paid during the Base Lease Term or the applicable Renewal Lease Term, whichever shall have ended immediately prior to such extension or
(y) Fair Market Rental Value.

     "TERMINATION DATE" means any Payment Date occurring after the Authorized Termination Date on which the Lease shall terminate in accordance with Section 9 of the Lease.

     "TERMINATION VALUE" means, with respect to the Aircraft, the amount determined by multiplying (a) the percentage set forth in Schedule 4 to the Lease (as adjusted from time to time in accordance with Section 3.2.1 of the Lease) opposite the Termination Value Date by (b) Lessor's Cost. Notwithstanding anything to the contrary in any Operative Agreement, Termination Value shall always be sufficient to pay in full, as of the date of payment thereof (assuming

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timely payment of the Equipment Notes prior to such date),  the aggregate unpaid principal amount of all Equipment Notes outstanding as of such date, together with accrued and unpaid interest on all such Equipment Notes as of such date.

     "TERMINATION VALUE DATE" means, for any month, the day in such month specified in Schedule 4 to the Lease or, if such day is not a Business Day, the immediately succeeding Business Day.

     "THRESHOLD AMOUNT" is defined in Schedule 1 to the Lease.

     "TRANSACTIONS" means the transactions contemplated by the Participation Agreement and the other Operative Agreements to occur on the Closing Date.

     "TRANSACTION EXPENSES" means: (i) the reasonable and actual fees, expenses and disbursements incurred in connection with the preparation, execution and delivery of the Operative Agreements and the Transactions of (1) Richards, Layton & Finger, special counsel for Mortgagee and the Loan Participants, such information to be furnished by Mortgagee and the Subordination Agent, (2) Ray, Quinney & Nebeker, special counsel for the Owner Trustee under the Trust
Agreement, such information to be furnished by Owner Trustee, and (3) Lytle, Soule & Curlee, special counsel in Oklahoma City, Oklahoma, such information to be furnished by Lessee, (ii) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements, such information to be furnished by Lessee, (iii) the initial fee and reasonable and actual disbursements of Owner Trustee under the Trust Agreement, such information to be furnished by the Owner Trustee, (iv) the initial fee and reasonable and actual disbursements of Mortgagee under the Trust Indenture, such information to be furnished by Mortgagee, and (v) Lessee's pro rata share (as defined in the definition of Supplemental Rent) of the underwriting fees and expenses attributable to the offering and sale of the Pass Through Certificates.

     "TRANSFER" means the transfer, sale, assignment or other conveyance of all or any interest in any property, right or interest.

     "TRANSFEREE" means a person to which any Owner Participant, Owner Trustee or any Loan Participant or Note Holder purports or intends to Transfer any or all of its right, title or interest in the Trust Estate or in its Equipment Note and the Trust Indenture Estate, respectively, as described in Section 10.1.1(a),
10.1.2 or 10.1.3 (but excluding participants in any participation referred to in Section 10.1.3), respectively, of the Participation Agreement.

     "TRUST" means the trust created by the Trust Agreement.

     "TRUST AGREEMENT" means the Trust Agreement ____, dated as of even date with the Participation Agreement, between Owner Participant and Owner Trustee.

     "TRUST ESTATE" means all estate, right, title and interest of Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement and the Purchase Agreement including, without limitation, all amounts of Basic Rent and
Supplemental Rent including, without limitation, insurance proceeds and requisition, indemnity or other payments of any kind for of with respect to the Aircraft. Notwithstanding the foregoing, "Trust Estate" shall not include any Excluded Payment.

     "TRUST INDENTURE" means the Trust Indenture and Mortgage ____, dated as of even date with the Participation Agreement, between Owner Trustee and Mortgagee.

     "TRUST INDENTURE ESTATE" is defined in the "Granting Clause" of the Trust Indenture.

     "TRUST INDENTURE SUPPLEMENT" means a Trust Indenture and Mortgage ____ Supplement, substantially in the form of Exhibit A to the Trust Indenture, with appropriate modifications to reflect the purpose for which it is being used.

     "TRUST SUPPLEMENT" means an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of the Pass Through Certificates of a class, (ii) the issuance of the Pass Through Certificates of such class representing fractional undivided interests in such trust is authorized and (iii) the terms of the Pass Through Certificates of such class are established.

     "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

     "UNITED STATES" or "U.S." means the United States of America; PROVIDED, that for geographic purposes, "United States" means, in aggregate, the 50 states and the District of Columbia of the United States of America.

     "U.S. AIR CARRIER" means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

     "U.S. PERSON" means any Person described in Section 7701(a)(30) of the Code.

     "U.S. GOVERNMENT" means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, with respect to any specified Debt, at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-years of such Debt by the then outstanding principal amount of such Debt. The term "Remaining Dollar-years" shall mean the amount obtained by (1) multiplying the amount of each then-remaining principal payment on such Debt by the number of years (calculated at the nearest one-twelfth) that will elapse between the date of determination of the Weighted Average Life to Maturity of such Debt and the date of that required payment and
(2) totaling all the products obtained in clause (1) above.

     "WET LEASE" means any arrangement whereby Lessee or a Permitted Sublessee agrees to furnish the Aircraft, Airframe or any Engine to a third party pursuant to which the Aircraft, Airframe or Engine shall at all times be in the operational control of Lessee or a Permitted Sublessee, provided that Lessee's obligations under this Lease shall continue in full force and effect notwithstanding any such arrangement.

     "WTC" means Wilmington Trust Company, a Delaware banking corporation, not in its capacity as Mortgagee under the Trust Indenture, but in its individual capacity.

            [ANNEXES B, C AND D ARE OMITTED FROM THIS VERSION OF THE DOCUMENT AS CONTAINING CONFIDENTIAL FINANCIAL INFORMATION]